UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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VICI PROPERTIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT AND

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

430 Park Avenue, 8th Floor New York, New York 10022 Telephone (646) 949-4631

June 21, 2018

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of VICI Properties Inc. on Tuesday, July 31, 2018, at 10:00 a.m., Eastern Time, at the InterContinental New York Barclay Hotel, 111 East 48th Street, New York, NY 10017.

Your Board of Directors is unanimously recommending a highly qualified, experienced, diverse and actively engaged slate of nominees for election to the Board of Directors at the Annual Meeting. Your Board’s nominees are James R. Abrahamson, Diana F. Cantor, Eugene I. Davis, Eric L. Hausler, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz. Your Board brings executive and financial leadership, a wide range of complementary skills and backgrounds relevant to the company’s industry, strategy and commitment to stockholder value and diversity.

At the Annual Meeting, you will be asked to: (i) elect the eight members named in the accompanying proxy statement to serve on our Board of Directors; (ii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) approve (on a non-binding, advisory basis) the compensation of our named executive officers; (iv) recommend (on a non-binding, advisory basis) the frequency of holding stockholder advisory votes on named executive officer compensation; and (v) transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. The accompanying proxy statement provides a detailed description of these proposals and instructions on how to vote your shares.

Your vote is very important. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement.

On behalf of the Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you at the meeting.

Sincerely,

Edward B. Pitoniak

Chief Executive Officer

430 Park Avenue, 8th Floor New York, New York 10022 Telephone (646) 949-4631

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of VICI Properties Inc., which will be held as follows:

Date:	Tuesday, July 31, 2018

Time:	10:00 a.m., Eastern Time

Place:	InterContinental New York Barclay Hotel, 111 East 48th Street, New York, NY 10017

Items of Business:

1.  To elect the eight director nominees named in the accompanying proxy statement to serve on our board of directors until the next annual meeting of stockholders or until their successors are elected and qualified.

2.  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.  To approve (on a non-binding, advisory basis) the compensation of our named executive officers.

4.  To recommend (on a non-binding, advisory basis) the frequency of holding stockholder advisory votes on named executive officer compensation.

5.  To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Record Date:	Stockholders of record as of the close of business on June 1, 2018 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Proxy Voting:	Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares now as instructed in the proxy statement. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

This Notice of Annual Meeting and the accompanying proxy statement are first being made available to our stockholders on or about June 21, 2018.

By Order of the Board of Directors,

Samantha Sacks Gallagher

Executive Vice President, General Counsel

and Secretary

New York, New York

June 21, 2018

VOTING CAN BE COMPLETED IN ONE OF FOUR WAYS:

VIA THE INTERNET Go to the website address shown on your Proxy Card or Voting Instruction Form	BY MAIL Mark, sign, date and return the enclosed Proxy Card or Voting Instruction Form in the postage-paid envelope

BY TELEPHONE Use the toll-free number shown on your Proxy Card or Voting Instruction Form and follow the recorded instructions	IN PERSON Vote at the annual meeting in New York, NY (if you are a record holder)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON July 31, 2018. The accompanying proxy statement and our 2017 Annual Report are available at http://investors.viciproperties.com/investors/Annual-Meeting. In addition, our stockholders may access this information, as well as submit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

i

VICI PROPERTIES INC.

430 Park Avenue, 8th Floor

New York, New York 10022

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

GENERAL

VICI Properties Inc. (“VICI,” the “Company,” “we,” “us” and “our”) is using the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) instead of a paper copy of the proxy materials (including the proxy card (the “Proxy Card”), this proxy statement (the “Proxy Statement”) and our 2017 Annual Report on or about June 21, 2018. We also provided access to our proxy materials over the Internet beginning on that date. The Notice of Availability contained instructions on how to access this Proxy Statement and the 2017 Annual Report and how to vote online or by toll-free number. Subsequent to receiving the Notice of Availability, all stockholders have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Additionally, stockholders can access a copy of the proxy materials at www.proxyvote.com.

Our Board of Directors (the “Board”) is soliciting proxies to be voted at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement provides the information stockholders need to know to vote by proxy or in person at the annual meeting. Stockholders do not need to attend the annual meeting in person in order to vote. If, at the close of business on June 1, 2018, you were a stockholder of record or held shares through a broker, bank or other nominee, you may vote your shares by proxy via the Internet, by telephone or by mail. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Tuesday, July 31, 2018
Meeting Time:	10:00 a.m. (ET)
Meeting Location:	InterContinental New York Barclay Hotel 111 East 48th Street, New York, NY 10017
Record Date:	June 1, 2018
Number of Shares of Common Stock Outstanding and Eligible to Vote at the Annual Meeting as of the Record Date:	370,149,856 shares of common stock

VOTING MATTERS

Voting Matter	Board Vote Recommendation	Page Reference For More Information
Item 1 — Election of Directors	FOR each nominee	10
Item 2 — Ratification of Independent Registered Public Accounting Firm	FOR	15
Item 3 — Advisory Vote on Named Executive Officer Compensation	FOR	45
Item 4 — Advisory Vote on Frequency of Holding Advisory Votes on Named Executive Officer Compensation (“Say-on-Frequency”)	Every one (1) year	46

BUSINESS HIGHLIGHTS

2017 was an exciting beginning for VICI. On October 6, 2017, in connection with the bankruptcy and related restructuring of Caesars Entertainment Operating Company, Inc. (“CEOC”) and its subsidiaries, we completed our spin-off and emerged from CEOC to become one of the largest REIT owners of gaming, hospitality and entertainment destinations. Throughout the fourth quarter of 2017, we went to work and undertook several transformative transactions designed to improve our leverage, reduce our interest expense and to expand our portfolio of leading gaming assets and strengthen our relationship with our tenant in Caesars Entertainment Corporation (“Caesars”). We successfully raised $2.6 billion in debt financing at an interest rate of LIBOR + 225 and, with the help of our foundational investors, we executed a $1.0 billion equity private placement, the collective proceeds of which we used to refinance $1.6 billion of first lien term loan debt, to repurchase $300 million of first priority notes and to redeem $400 million of mezzanine debt. In addition, we consummated the $1.1 billion acquisition of Harrah’s Las Vegas from an affiliate of Caesars and, in connection with this acquisition, sold certain adjacent undeveloped land to an affiliate of Caesars for $73.6 million and the right to acquire a to-be-developed convention center in the future.

For more information on our 2017 results and other related financial measures, see our 2017 Annual Report.

ACCOMPLISHMENTS SINCE OUR FORMATION IN 2017

DEBT CAPITAL	EQUITY CAPITAL	GROWTH

REFINANCED SUBSTANTIAL PORTION OF OUR DEBT, GREATLY REDUCING INTEREST EXPENSE LEVERAGE REDUCED DRAMATICALLY TO 4.6X, BRINGING IT IN-LINE WITH PEERS	COMPLETED $1.0 BILLION EQUITY PRIVATE PLACEMENT, WITH PROCEEDS USED TO FUND A LARGE, ACCRETIVE ACQUISITION COMPLETED $1.4 BILLION UPSIZED IPO WITH OVER- ALLOTMENT EXERCISE

ACQUIRED HARRAH’S LAS

VEGAS FOR $1.14 BILLION AT

A CAP RATE OF 7.7%

RECEIVED PUT-CALL

OPTION ON CONVENTION

CENTER AND CENTAUR

REAL ESTATE ROFR

ENTERED INTO AN LOI ON

OCTAVIUS TOWER AND

HARRAH’S PHILADELPHIA

AT A NET CAP RATE OF 9.5%

2018 has been a highly successful year thus far. In February 2018, we completed our $1.4 billion initial public offering, the proceeds of which we used to repay over $600 million of our existing indebtedness and further reduce our leverage, while retaining the balance of the proceeds as cash on hand, which we intend to use to continue to pursue accretive acquisitions. In connection with the initial public offering, the interest rate on our December 2017 debt financing stepped down to LIBOR + 200. In May 2018, we announced our intention to purchase from an affiliate of Caesars the Octavius Tower at Caesars Palace and Harrah’s Philadelphia, as well as to make certain modifications to our existing leases in connection with these acquisitions, trading uncertainty for certainty. In addition, we paid a pro-rated quarterly cash dividend of $0.16 per share of common stock for the period from February 5, 2018 to March 31, 2018, and on June 14, 2018, we declared a quarterly cash dividend of $0.2625 per share of common stock for the second quarter of 2018 payable on July 13, 2018 to stockholders of record as of the close of business on June 28, 2018.

We look forward to continuing to execute on all facets of our exciting business strategy and, in doing so, believe we will continue to be successful in delivering long-term value and strong total returns to our stockholders.

BOARD OF DIRECTORS NOMINEES AND COMMITTEES

Name	Independent	Committee Membership	Other Public Company Boards
Edward B. Pitoniak	No	—	1
James R. Abrahamson	Yes	Chairman of the Board of Directors	1
Diana F. Cantor	Yes	Audit & Finance Committee, Nominating and Governance Committee	2
Eugene I. Davis	Yes	Audit & Finance Committee (Chair), Compensation Committee	2(1)
Eric L. Hausler	Yes	Nominating and Governance Committee (Chair), Audit & Finance Committee	0
Elizabeth I. Holland	Yes	Audit & Finance Committee, Compensation Committee	1
Craig Macnab	Yes	Compensation Committee (Chair), Nominating and Governance Committee	1
Michael D. Rumbolz	Yes	Compensation Committee, Nominating and Governance Committee	2

(1) Mr. Davis currently serves on the boards of directors of two public companies listed on the New York Stock Exchange (the “NYSE”), Verso Corporation and Titan Energy, LLC. Mr. Davis also currently serves on the board of directors of one public company listed on the Australian Securities Exchange, Atlas Iron Limited. Atlas Iron Limited has executed definitive documentation to be acquired by Mineral Resources. Mr. Davis does not intend to serve on the board of Atlas Iron Limited after the consummation of the acquisition by Mineral Resources.

SNAPSHOT OF BOARD, GOVERNANCE & COMPENSATION INFORMATION

Number of Independent Directors Standing for Election	7
Total Number of Directors Nominees	8
Average Age of Directors Standing for Election	59
Separate Chairman and Chief Executive Officer	Yes
Independent Chairman	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Regular Executive Sessions of Independent Directors	Yes
Annual Board and Committee Self-Evaluations	Yes
Stock Ownership Requirements for Directors	Yes
Stock Holding Requirements for CEO and Other Executives	Yes
Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies	Yes
Clawback Policy	Yes
“Double-Trigger” for Change-in-Control Severance Payments	Yes
Excise Tax Gross-Up Provisions	No
Repricing of Underwater Options or Share Appreciation Rights	No
Excess Perquisites	No
Undue Restrictions on Stockholder Right to Amend Bylaws	No

EXECUTIVE COMPENSATION HIGHLIGHTS

The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use.

WHAT WE DO	WHAT WE DON’T DO

✓ Align the interests of our executives and stockholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term equity incentive compensation.

✗ No excise tax gross-ups upon a change in control.

✓ Double-Trigger Severance Payments – a “change in control” by itself is not sufficient to trigger severance payments, it must also be accompanied by a qualifying termination.	✗ No pledging or hedging activities by our executives and directors.

✓ We have a clawback policy regarding the recoupment of incentive compensation if an executive officer willfully committed an illegal act, fraud, intentional misconduct or gross recklessness that caused a mandatory restatement of our financials.

✗ We do not maintain any defined benefit or supplemental retirement plans. ✗ No perquisites or other personal benefits to executive officers that are not available to all employees.

✓ Maintain director stock ownership policy.	✗ We do not pay dividends on unvested equity awards until, and only to the extent, those awards vest.

✓ Provide for meaningful stock ownership for executive officers through a combination of vesting and/or post-vesting transfer restrictions on equity grants.	✗ We do not allow for repricing or buyouts of underwater options or stock appreciation rights.

✓ Engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.	✗ No plan design features that encourage excessive or imprudent risk taking.

ABOUT THE MEETING: QUESTIONS & ANSWERS

Why am I receiving this Proxy Statement?

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting to be held for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by VICI on behalf of our board of directors (the “Board of Directors”). This Proxy Statement, the enclosed Proxy Card and our 2017 Annual Report are first being mailed to stockholders beginning on or about June 21, 2018.

What am I being asked to vote on, and what are the Board of Directors’ voting recommendations?

Proposal	Proposal Description	Board of Directors’ Voting Recommendation
Proposal 1: Election of Directors	The election of eight directors to our Board of Directors, each for a term expiring at the 2019 annual meeting of stockholders or until their successors are elected and qualified	“FOR”
Proposal 2: Ratification of Appointment of Deloitte & Touche LLP	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018	“FOR”
Proposal 3: Advisory Vote on Executive Compensation	The approval (on a non-binding, advisory basis) of the compensation of our named executive officers	“FOR”
Proposal 4: Advisory Vote on Frequency of Holding Advisory Votes on Executive Compensation	The recommendation (on a non-binding, advisory basis) of the frequency of holding advisory votes on named executive officer compensation	“EVERY YEAR”

Will any other matters be voted on?

The proposals set forth in this Proxy Statement constitute the only business that the Board of Directors intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the Proxy Card, or their substitutes, to vote on any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock, or their duly appointed proxies, as of the close of business on June 1, 2018, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. Our common stock constitutes the only class of securities entitled to vote at the meeting.

What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

Who can attend the Annual Meeting?

All holders of our common stock at the close of business on June 1, 2018, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of June 1, 2018.

What will constitute a quorum at the Annual Meeting?

The presence in person or by proxy of a majority of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting as of June 1, 2018 will constitute a quorum, permitting the stockholders to conduct business at the Annual Meeting. As of the June 1, 2018 record date, there were 370,149,856 shares of common stock outstanding. If you have returned valid proxy instructions or if you hold your shares of common stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. We will include abstentions and broker non-votes in the calculation of the number of shares of common stock considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time to a date not more than 120 days after June 1, 2018, by the vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy until a quorum has been obtained.

How do I vote?

Voting in Person at the Annual Meeting. If you are a stockholder of record and attend the Annual Meeting, you may vote in person at the meeting. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), and you wish to vote in person at the Annual Meeting, you will need to bring a copy of the brokerage statement reflecting your share ownership as of June 1, 2018 and obtain a “legal proxy” from the bank, broker or other nominee that holds your common shares of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you are a stockholder of record, you may instruct the proxy holders named in the Proxy Card how to vote your shares of common stock in one of the following ways:

●	Vote by Internet. In order to vote on the Internet, you must go to www.proxyvote.com, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote via the Internet, you do not need to return your Proxy Card.

●	Vote by Phone. In order to vote by telephone, you must call the toll-free number listed on your Notice of Availability and/or Proxy Card, have your Notice of Availability, Proxy Card or voting instruction form in hand and follow the instructions. If you vote by telephone, you do not need to return your Proxy Card.

●	Vote by Mail. To vote by mail, if you have not already received one, you may request a Proxy Card from us as instructed in the Notice of Availability and sign, date and mail the Proxy Card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Voting by Proxy for Shares Held in Street Name. If you are the beneficial owner of shares of common stock held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.

How many votes are required for the proposals to be approved?

Proposal 1 (Election of Directors). Under our bylaws, to be elected in an uncontested election, director nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares of common stock voted for a nominee must exceed the number of shares of common stock voted against that nominee. For purposes of the election of directors, abstentions and broker non-votes (described below) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

If an incumbent director fails to be re-elected by a majority of votes cast, that director is required under our bylaws to tender his or her resignation to the Board of Directors. Any such resignation will take effect immediately upon its receipt. The Nominating and Governance Committee will consider promptly whether to fill the office of the nominee who has tendered a resignation and make a recommendation to the Board of Directors about filling the vacancy. The Board of Directors is required to act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

Proposal 2 (Ratification of Appointment of Deloitte & Touche LLP). The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018, which is considered a routine matter (as discussed below). For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 3 (Advisory Vote on Executive Compensation). The affirmative vote of a majority of the votes cast is required for approval (on a non-binding advisory basis) of named executive officer compensation, commonly referred to as “Say-on-Pay.” For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 4 (Advisory Vote on Frequency of Holding Advisory Votes on Executive Compensation). The affirmative vote of a majority of the votes cast is required for approval (on a non-binding advisory basis) of the frequency of holding a “Say-on-Pay” vote in the future. Since stockholders have several voting choices for this proposal, it is possible that no single choice will receive a majority of the votes cast. The option (every year, two years or three years) that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected, on a non-binding advisory basis, by the stockholders. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares in “street” name on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares of common stock only on matters deemed “routine” by the NYSE, the exchange on which our shares of common stock are listed. On non-routine matters, nominees holding shares for a beneficial owner cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

Proposal 2 (Ratification of Appointment of Deloitte) is the only proposal that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2018, and the broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you.

However, broker non-votes may arise in the context of Proposals 1, 3 and 4 (Election of Directors, Advisory Vote on Executive Compensation and Advisory Vote on Frequency of Holding Advisory Votes on Executive Compensation, respectively) because such proposals are considered non-routine matters under the

NYSE rules. Consequently, if you do not give your broker specific voting instructions, your broker will not be able to vote on any of these proposals.

How are the Proxy Card votes counted?

If the accompanying Proxy Card is properly completed, signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If the Proxy Card is submitted, but voting instructions are not provided, the proxy will be voted (i) “FOR” each of the director nominees, (ii) “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2018, (iii) “FOR” approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, (iv) “EVERY YEAR” for the advisory vote on the frequency of holding stockholder advisory votes on named executive officer compensation, and (v) as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in the discretion of the proxy holders.

May I change my vote after I submit my Proxy Card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:

●	notifying our Secretary in writing that you would like to revoke your proxy;

●	completing a Proxy Card on the Internet, by telephone or by mail with a later date at or before our Annual Meeting; or

●	attending our Annual Meeting and voting in person.

If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Who pays the costs of soliciting proxies?

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies through the Internet or by mail, our directors, officers and employees may also solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners.

We have retained D.F. King & Co., Inc. to provide services as proxy solicitor in connection with this Proxy Statement. We expect that such services, including fees and expenses, will be in the aggregate amount of approximately $11,500.

What should I do if I received more than one Notice of Availability?

There are circumstances under which you may receive more than one Notice of Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Availability. Please authorize your proxy in accordance with the instructions of each Notice of Availability separately, since each one represents different shares that you own.

You should rely only on the information provided in this Proxy Statement. No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members, all of whom have terms expiring at the Annual Meeting or until his or her earlier death, resignation, removal or a determination by the Board of Directors that such director no longer has the qualifications that were required by the Company’s charter or bylaws.

At the Annual Meeting, stockholders will be asked to elect each of the director nominees to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified. Our Board of Directors, upon the recommendation of our Nominating and Governance Committee, has nominated James R. Abrahamson, Diana F. Cantor, Eugene I. Davis, Eric L. Hausler, Elizabeth I. Holland, Craig Macnab, Edward B. Pitoniak and Michael D. Rumbolz to serve as directors. Each of the nominated persons currently serves as a member of the Board of Directors and has consented to being named in this Proxy Statement and to serve as a director, if elected. Each of Messrs. Abrahamson, Davis, Hausler, Macnab and Pitoniak have served as directors since October 6, 2017, the effective date of the Third Amended Joint Plan of Reorganization of Caesars Entertainment Operating Company, Inc., et al. (the “Plan of Reorganization”) and the formation date of the Company (the “Formation Date”). If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the Proxy Card will vote for the substitute nominee recommended by the Board of Directors.

We believe that each of our director nominees has the specific experience, qualifications, attributes, and skills necessary to serve as an effective director on our Board of Directors. A description of our process for identifying and evaluating director nominees, as well as our criteria for membership on our Board of Directors, is set forth under the heading “Corporate Governance and Board of Directors Matters—Consideration of Director Candidates.”

Nominees for Election as Directors

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the Annual Meeting. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Directors that such person should serve as a director.

Name	Age	Position	Committee
James R. Abrahamson	62	Chair of the Board of Directors and Independent Director	—
Diana F. Cantor	60	Independent Director	Audit & Finance Committee Nominating and Governance Committee
Eugene I. Davis	63	Independent Director	Audit & Finance Committee (Chair) Compensation Committee
Eric L. Hausler	48	Independent Director	Nominating and Governance Committee (Chair) Audit & Finance Committee
Elizabeth I. Holland	52	Independent Director	Audit & Finance Committee Compensation Committee
Craig Macnab	62	Independent Director	Compensation Committee (Chair) Nominating and Governance Committee
Edward B. Pitoniak	62	Chief Executive Officer and Director	—
Michael D. Rumbolz	64	Independent Director	Compensation Committee Nominating and Governance Committee

James R. Abrahamson, Age 62

Director Since: Formation Date; Chairman of the Board of Directors

Experience, Qualifications, Attributes and Skills: Mr. Abrahamson’s vast experience in, and knowledge of, the hospitality industry provides our Board of Directors with valuable insight into the industry. Skills gained from extensive previous and current board service in public and private companies are also valuable for our Company and our Board of Directors.

Mr. Abrahamson is Chairman of Interstate Hotels & Resorts (“Interstate”), the leading U.S.-based global hotel management company comprising over 500 hotels. He previously served as Interstate’s Chief Executive Officer from 2011 to March 2017; he was named to the additional position of Chairman in October 2016. Mr. Abrahamson served as an independent director at La Quinta Holdings, Inc. (NYSE: LQ) from November 2015 to May 2018, and has served as a director of CorePoint Lodging (NYSE:CPLG), a REIT comprised of over 300 hotels, since it was spun out of La Quinta Holdings, Inc. at the end of May 2018. Mr. Abrahamson is also an independent director at BrightView Corporation (a private company). Prior to joining Interstate in 2011, Mr. Abrahamson also held senior leadership positions with InterContinental Hotels Group (NYSE: IHG), Hyatt Corporation, Marcus Corporation and Hilton Worldwide. At IHG, where he served from 2009 to 2011, he served as President of the Americas division and, from 2010 to 2011, as executive director. At Hyatt, which he joined in 2004, he was Head of Development for the Americas division. At Marcus, where he served from 2000 to 2004, Mr. Abrahamson was President of the Baymont Inn and Suites and Woodfield Suites hotels division consisting of approximately 200 properties, both owned and franchised. At Hilton, where he served from 1988 to 2000, Mr. Abrahamson oversaw the Americas region franchise division for all Hilton brands and launched the Hilton Garden Inn brand. Mr. Abrahamson currently serves as president of the Marriott International National Association owners’ organization and has served as national board chair of the American Hotel and Lodging Association in 2015 and 2016 and as national board chair of the U.S. Travel Association in 2013 and 2014. He holds a degree in Business Administration from the University of Minnesota.

Diana F. Cantor, Age 60

Director Since: May 2018

Experience, Qualifications, Attributes and Skills: Ms. Cantor possesses extensive financial skills and brings to the Board of Directors an important financial perspective. Ms. Cantor also provides valuable consumer product and marketing knowledge, as well as significant public company directorship experience, making her qualified for service as a director of the Company.

Ms. Cantor has served as a member of our Board of Directors since May 2018. Ms. Cantor is currently a partner with Alternative Investment Management, LLC, an independent, privately-held investment firm with a focus on private equity and hedge funds – a position she has held since January 2010. She is the Vice Chairman of the Virginia Retirement System, where she also serves on the Audit and Compliance Committee. Ms. Cantor was a Managing Director with New York Private Bank and Trust from January 2008 through the end of 2009. Ms. Cantor served as founding Executive Director of the Virginia College Savings Plan, the state’s 529 college savings program, from 1996 to January 2008. Ms. Cantor served seven years as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor is a Certified Public Accountant. Ms. Cantor has served on the Board of Directors of Domino’s Pizza, Inc. (NYSE: DPZ) since October 2005 and the Board of Directors of Universal Corporation (NYSE: UVV) since 2012, and continues to serve on both. She previously served on the Boards of Directors of Media General Inc., Revlon, Inc., Vistage International, Inc., Knowledge Universe Education LLC, Edelman Financial Services, LLC (previously The Edelman Financial Group Inc. (NASDAQ: EF)), and Service King Body and Paint LLC. Ms. Cantor earned a Juris Doctor degree from New York University School of Law, a Master of Business Administration degree from the University of Miami and a Bachelor of Science degree in Accounting from the University of Florida.

Eugene I. Davis, Age 63

Director Since: Formation Date

Experience, Qualifications, Attributes and Skills: Mr. Davis’ deep knowledge of the management and operation of public companies and extensive service in public and private company boards in many industries, including in the casino, entertainment and real estate industries, and in particular with respect to companies emerging from bankruptcy, are valuable to our Board of Directors, specifically providing it with insight into the operation of a company following restructuring.

Mr. Davis currently serves as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a chief executive officer, chief restructuring officer, director, chairman or committee chairman of a number of businesses operating in diverse sectors. Mr. Davis currently serves as Chairman of the Board of Atlas Iron Limited, which has executed definitive documentation to be acquired by Mineral Resources, however, Mr. Davis does not intend to serve on the board of Atlas Iron Limited after the consummation of the acquisition by Mineral Resources. Mr. Davis also serves as a Co-Chairman of the Board of Verso Corporation and a director of Titan Energy, LLC, as well as certain private, non-SEC reporting companies. He was the President, Vice Chairman and a director of Emerson Radio Corporation, a consumer electronics company, from 1990 to 1997 and was the Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc., a direct-mail marketer of sports equipment, from 1996 to 1997. Mr. Davis began his career in 1980 as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and was in private practice from 1984 to 1998. During the past five years, Mr. Davis has been a director of the following public or formerly public companies: ALST Casino Holdco, LLC; Atlas Air Worldwide Holdings, Inc.; The Cash Store Financial Services, Inc.; Dex One Corp.; Genco Shipping & Trading Limited, Global Power Equipment Group, Inc.; Goodrich Petroleum Corp.; Great Elm Capital Corp.; GSI Group, Inc.; Hercules Offshore, Inc.; HRG Group, Inc.; Knology, Inc.; SeraCare Life Sciences, Inc.; Spansion, Inc.; Spectrum Brands Holdings, Inc.; U.S. Concrete, Inc. and WMIH Corp. Mr. Davis earned a Juris Doctor degree from Columbia University’s School of Law, a Master of International Affairs from Columbia University’s School of International and Public Affairs and a Bachelor of Arts from Columbia University.

Eric L. Hausler, Age 48

Director Since: Formation Date

Experience, Qualifications, Attributes and Skills: Mr. Hausler’s extensive expertise leading companies in the gaming, entertainment and real estate industries, as well as his experience in the capital markets, regulatory and acquisitions and divestiture fields in these industries are valuable to the achievement of the Company’s business strategy.

Mr. Hausler currently serves on the board of directors of The Alter Companies. Mr. Hausler held the position of Chief Executive Officer of Isle of Capri Casinos, Inc. (NYSE: ISLE), a developer, owner and operator of branded gaming facilities and related dining, lodging and entertainment facilities in regional markets in the United States, from April 2016 to May 2017. Prior to that, Mr. Hausler served as ISLE’s Chief Financial Officer from 2014 to 2016, as its Chief Strategic Officer from 2011 to 2014, and as its Senior Vice President, Strategic Initiatives from 2009 to 2011. Mr. Hausler retired from ISLE in May 2017 immediately following the company’s merger with Eldorado Resorts. From 2006 to 2009, Mr. Hausler served as Senior Vice President of Development for Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From 2005 to 2006, Mr. Hausler served as Managing Director in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns & Co. Inc. From 2003 to 2005, Mr. Hausler was a Senior Equity Analyst for Susquehanna Financial Group covering the gaming industry. Mr. Hausler also held positions in equity research covering the gaming, lodging and leisure industries at Bear Stearns & Co. Inc. and Deutsche Bank Securities Inc. from 1999 to 2003. Prior to working in securities research, from 1996 to 1999, Mr. Hausler worked for the New Jersey Casino Control Commission. Mr. Hausler holds a Bachelor’s degree from Binghamton University and a Master’s degree from the New Jersey Institute of Technology.

Elizabeth I. Holland, Age 52

Director Since: January 2018

Experience, Qualifications, Attributes and Skills: Ms. Holland’s retail real estate expertise and experience as Chairman of ICSC provide valuable and complimentary skill sets to our Board of Directors.

Ms. Holland is the Chief Executive Officer of Abbell Credit Corporation and Abbell Associates, LLC, a 77-year-old private real estate acquisition, development and management company with a portfolio of shopping center, office and enclosed mall properties. She has held these roles since 1997. Prior to joining Abbell Associates, Ms. Holland was a senior staff attorney on the National Bankruptcy Review where she was a member of a Congressional commission charged with making recommendations to Congress for bankruptcy code reform. Prior to that, she was a restructuring and business reorganization attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York City. Ms. Holland was also a fixed income portfolio manager. Ms. Holland is an independent trustee of Federal Realty Investment Trust, a leading shopping center REIT. She is an active member of the International Council of Shopping Centers (“ICSC”) serving as the organization’s Chairman from 2016 to 2017, Vice Chairman from 2015 to 2016, and currently serves on the Executive Board and the Board of Trustees. She is also a member of the Real Estate Roundtable and the Urban Land Institute and its CRC Blue Flight Council. Ms. Holland earned a Juris Doctor degree from Brooklyn Law School and a Bachelor of Arts degree from Hamilton College.

Craig Macnab, Age 62

Director Since: Formation Date

Experience, Qualifications, Attributes and Skills: Mr. Macnab brings to our Company and Board of Directors extensive experience leading a publicly held REIT, as well as skills gained from vast public and private board experience.

Mr. Macnab held the position of Chairman and Chief Executive Officer of National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust that acquires, owns, invests in and develops properties that are leased primarily to retail tenants, since 2008 (with his service as Chief Executive Officer beginning in 2004). Mr. Macnab retired from NNN in April 2017. Mr. Macnab is an independent director of Cadillac Fairview Corporation (a private company), since 2011 and of American Tower Corporation (NYSE: AMT), since 2014 and served as a director of Eclipsys Corporation from 2008 to 2014. Mr. Macnab also served as a director of DDR Corp. (NYSE: DDR), a real estate investment trust, from 2003 to 2015. Mr. Macnab holds a Bachelor’s degree in Economics and Accounting from the University of the Witwatersrand and a Master of Business Administration from Drexel University.

Edward B. Pitoniak, Age 62

Director Since: Formation Date

Experience, Qualifications, Attributes and Skills: Mr. Pitoniak provides our Board of Directors with valuable experience in the hospitality, entertainment and real estate industries and, in particular, with respect to publicly held REITs. Our Company and our Board of Directors also benefit from Mr. Pitoniak’s extensive previous and current board service. In addition, Mr. Pitoniak’s position as our Chief Executive Officer allows him to advise our Board of Directors on management’s perspective over a full range of issues affecting the Company.

Mr. Pitoniak was appointed as our chief executive officer on the Formation Date. Mr. Pitoniak served as Vice Chairman of Realterm, a private equity real estate manager based in Annapolis, Maryland, that invests in logistics real estate, from January 2015 to July 2017. Mr. Pitoniak has served as an independent director on the board of directors of Ritchie Bros. Auctioneers Incorporated, a NYSE-listed global asset management and disposition company from July 2006 to the present. Mr. Pitoniak served as Managing Director, Acting Chief Executive Officer and Trustee of InnVest, a publicly listed REIT, from April 2014 to February 2015, where he was responsible for recapitalizing the REIT and transitioning its management function from an external, third-party management model, to an internal management model. He then served as Chairman and Trustee of InnVest from February 2015 to August 2016, when the REIT was sold and taken private. He also served as a director of Regal Lifestyle Communities (TSE: RLC), a Canadian seniors housing real estate owner and operator, from 2012 until its sale in 2015. Mr. Pitoniak retired in 2009 from the position of President and Chief Executive Officer and Director of bcIMC Hospitality Group, a hotel property and brand ownership entity (formerly a public income trust called Canadian Hotel Income Properties Real Estate Investment Trust (“CHIP”)), where he was employed from 2004 to 2009. As Chief Executive Officer of CHIP, he led the company to four consecutive years of total return leadership among Canadian hotel REITs, and then to a sale in 2007. Mr. Pitoniak was also a member of CHIP’s Board of Trustees before it went private. Prior to joining CHIP, Mr. Pitoniak was a Senior Vice-President at Intrawest Corporation, a ski and golf resort operator and developer, for nearly eight years. Before Intrawest, Mr. Pitoniak spent nine years with Times Mirror Magazines, where he served as editor-in-chief and associate publisher with Ski Magazine. Mr. Pitoniak has a Bachelor of Arts degree from Amherst College.

Michael D. Rumbolz, Age 64

Director Since: Formation Date

Experience, Qualifications, Attributes and Skills: Mr. Rumbolz’s experience in the highly regulated gaming industry, both as an operator and as a regulator, are of value to our Company and our Board of Directors. Our Company and our Board of Directors also benefit from Mr. Rumbolz’s extensive previous and current public and private board service.

Mr. Rumbolz is Director, President and Chief Executive Officer of Everi Holdings Inc. (NYSE: EVRI), a developer of gaming products and services, Chairman of the Board of Directors of Employers Holding, Inc. (NYSE: EIG), and an independent director of Seminole Hard Rock Entertainment, LLC. Mr. Rumbolz served as Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from 2005 until 2008 when Cash Systems, Inc. was acquired by Everi. Mr. Rumbolz also has from time to time provided consulting services and held a number of public and private sector employment positions in the gaming industry, including serving as Member and Chairman of the Nevada Gaming Control Board from 1985 through 1988. Mr. Rumbolz was also the former Vice Chairman of the Board of Casino Data Systems until it was sold in 2001, was the President and CEO of Anchor Gaming from 1995 to 2000, was the director of Development for Circus Circus Enterprises (later Mandalay Bay Group) from 1992 to 1995, and was the President of Casino Windsor at the time of its opening in Windsor, Ontario in 1995. In addition, Mr. Rumbolz is the former Chief Deputy Attorney General of the State of Nevada. Mr. Rumbolz earned a Bachelor of Arts degree in political science from the University of Nevada – Las Vegas and a Juris Doctor degree from the University of Southern California.

There are no family relationships among any of our directors or executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE SET FORTH ABOVE.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit & Finance Committee has appointed the accounting firm of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Action by stockholders is not required by law, the NYSE or our organizational documents in the appointment of an independent registered public accounting firm, but this appointment is submitted by our Board of Directors for ratification as a matter of good corporate governance in order to give our stockholders a voice in the designation of auditors. If the appointment is not ratified by our stockholders, our Board of Directors will further consider its choice of Deloitte as our independent registered public accounting firm and may, but will not be required to, appoint a different independent registered public accounting firm. Deloitte has served as our independent registered public accounting firm since the Formation Date and is considered by our management to be well-qualified. Deloitte has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our Company or any of our subsidiaries in any capacity.

For additional information regarding our independent registered public accounting firm, see “Principal Accountant Fees and Services” below.

A representative of Deloitte will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Corporate Governance Profile

We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

WHAT WE DO	WHAT WE DON’T DO
✓ 87.5% Independent Directors. Seven of our eight directors standing for election have been determined by us to be “independent” as defined by the NYSE listing standards.	✗ No Classified Board. Our directors are elected annually for one-year terms.

✓ Independent Chairman. Our Chairman of the Board is an independent director, which strengthens the role of our independent directors and encourages independent Board leadership.

✗   No Poison Pill. We do not have a “poison pill” or stockholder rights plan, and we shall seek stockholder approval prior to, or in certain circumstances within twelve months following, the adoption by our Board of Directors of a stockholder rights plan.

✓ Majority Voting for Directors. Directors are elected in uncontested elections by the affirmative vote of a majority of the votes cast.

✗   Opted Out of Maryland Anti-Takeover Statutes. We have elected not to be subject to the Maryland Business Combination Statute and the Maryland Control Share Acquisition Statute, and any change to such elections must be approved by our stockholders.

✓ Entirely Independent Committees. All of the members of our Audit & Finance, Compensation and Nominating and Governance Committees are independent.	✗ No Significant Related Party Transactions. We do not currently have any significant related party transactions.

✓ Audit Committee Financial Experts. All members of our Audit & Finance Committee qualify as an “audit committee financial expert” as defined by the SEC.	✗ No Hedging of Our Securities. Our anti-hedging policy prohibits our directors and officers from engaging in any hedging or monetization transactions involving our securities.

✓ Stock Ownership Guidelines. Our stock ownership guidelines require that each of our directors, over a reasonable period of time, accumulate a holding of shares having a value of three-times the value of the annual Board of Directors stock retainer amount.

✗   No Pledging of Our Securities. None of our executive officers or directors are permitted to pledge our securities for margin or other loans without our pre-approval (and none of our executive officers or directors currently pledge our securities).

✓ Stock Holding Requirements for CEO and Other Executives. Encourage meaningful stock ownership for executive officers through a combination of vesting and/or post-vesting transfer restrictions on equity grants.

✗ No Undue Restrictions on Stockholder Right to Amend Bylaws. Our bylaws allow stockholders to amend the bylaws by a majority vote of the outstanding shares entitled to be cast on the matter. (1)

(1) In addition, our bylaws provide that certain stockholder protections included in the bylaws require a supermajority vote to be amended in order to protect the stockholders, namely the Company’s decision to opt-out of the Maryland Control Share Acquisition Act and amendments to the amendment provision of the bylaws. Further, no bylaw adopted or amended by shareholders can be repealed by the Board of Directors.

Our directors will stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board of Directors, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines reflect the Board of Directors’ commitment to monitoring the effectiveness of decision-making at the Board of Directors and management level and ensuring adherence to good corporate governance principles. The Corporate Governance Guidelines address, among other things:

●	the responsibilities and qualifications of directors, including director independence, and the selection process for new director candidates;

●	the responsibilities, composition and functioning of committees of the Board of Directors;

●	director access to officers and employees, as well as to outside advisors;

●	the principles of director compensation;

●	director orientation and continuing education;

●	Board of Director interaction with stockholders and interested parties;

●	management succession, development and review; and

●	annual performance evaluation of the Board of Directors and its committees.

Our Corporate Governance Guidelines are subject to periodic review by the Nominating and Governance Committee.

Code of Business Conduct

Our Board of Directors has established a Code of Business Conduct that applies to our directors, officers (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and other employees. Among other matters, our Code of Business Conduct is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with applicable governmental laws, rules and regulations;

●	fair dealing with our competitors, tenants, managers of our properties, suppliers and employees;

●	prompt internal reporting of violations of the Code of Business Conduct to appropriate persons identified in the Code of Business Conduct; and

●	accountability for adherence to the Code of Business Conduct.

Only our Board of Directors, or a committee designated by the Board of Directors, will be able to approve any waiver of the Code of Business Conduct for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law, stock exchange regulation or the requirements of the SEC. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer by posting such information on our website at www.viciproperties.com under the section “Investors — Governance.” Information on or accessible through our website is not and should not be considered a part of this Proxy Statement.

Availability of Corporate Governance Materials

You are encouraged to visit our website at www.viciproperties.com to view or obtain copies of our Corporate Governance Guidelines, committee charters, and Code of Business Conduct. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines, committee charters, and Code of Business Conduct by directing your request in writing to Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022. Additional information relating to the corporate governance of our Company is also set forth below and included in other sections of this Proxy Statement.

Director Independence

Background. Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board of Directors must be independent as required by the listing standards of the NYSE.

Independence Determinations Made by our Board of Directors. We define “independent director” by reference to the rules, regulations and listing qualifications of the NYSE. In general, a director is deemed independent if the director has no relationship to us that may interfere with the exercise of the director’s independence from management and our Company. Our Board of Directors, after broadly considering all relevant facts and circumstances regarding the past and current relationships, if any, of each director with the Company, has affirmatively determined that all of the Company’s non-employee directors, Messrs. Abrahamson, Davis, Hausler, Macnab and Rumbolz and Mses. Cantor and Holland are independent directors. In making this determination, the Board of Directors reviewed the non-employee directors’ relationships, if any, with us, and determined that there are no relationships that would interfere with the exercise of such directors’ independence from management and our Company.

Director Candidate Qualification and Selection Process

Director Selection Process. Our Nominating and Governance Committee is responsible for recommending director candidates and nominees to the full Board of Directors, in collaboration with the Chairman of the Board of Directors.

The Nominating and Governance Committee seeks to identify candidates based on input provided by a number of sources, including (i) other members of the Board of Directors, (ii) officers and employees of the Company and (iii) stockholders of the Company. As part of the candidate identification process, the Nominating and Governance Committee evaluates the skills, experience and diversity possessed by the current Board of Directors, and whether there are additional skills, experience or diversity that should be added to complement the composition of the existing Board of Directors. The Nominating and Governance Committee also will take into account whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. The Nominating and Governance Committee will also seek ongoing input from the incumbent directors and the Chief Executive Officer, with the goal of identifying and informally approaching possible director candidates in advance of actual need. The Board shall itself determine in each case the manner by which an invitation to join the Board of the Directors shall be extended to director nominees, other than those nominated directly by the Company’s stockholders.

Once director candidates have been identified, the Nominating and Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Governance Committee deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Governance Committee’s process of recommending director candidates.

Director Qualifications. Our Corporate Governance Guidelines contain the membership criteria for our Board of Directors. Directors should have (i) integrity, strength of character, vision, imagination and loyalty to the Company and its stockholders, (ii) practical and mature judgment, with ability to evaluate and appraise objectively the Company’s strategies and financial position and possess the necessary governance experience and relevant skills to fulfill the role of fiduciary oversight, (iii) substantial business experience and strong financial acumen, with practical application to the Company’s needs, (iv) the willingness and ability to make a significant commitment of time and attention to the Board of Director’s processes and affairs, including meetings and preparation, (v) the ability to work with fellow directors as members of a collegial group, without necessarily always agreeing with them, and the ability to provide guidance, relevant insights and support to the Company’s Chief Executive Officer and senior management team, (vi) an absence of conflicts of interest that would interfere with Board of Director service, (vii) the ability to secure relevant licenses required and (viii) a commitment to having a meaningful, long-term equity ownership stake in the Company in compliance with any director stock ownership guidelines adopted by the Board of Directors.

We endeavor to have a Board of Directors that represents diverse backgrounds, experiences, expertise, skills and contacts, and a range of tenures that are appropriate given the Company’s current and anticipated circumstances and that, collectively, enable the Board of Directors to perform its oversight function effectively.

Directors are expected to prepare for, attend regularly and participate actively and constructively at meetings of the Board of Directors and its committees. Directors are expected to review the material that is distributed in advance of any Board of Directors or Committee meeting. The Board of Directors will consider other commitments, including board service, in assessing each director’s and potential candidate’s ability to serve on the Board of Directors and fulfill his or her responsibilities. Each director is expected to notify the Board of Directors chair and the chair of the Nominating and Governance Committee in advance of accepting an invitation to serve as a member of another public company board of directors.

Other Considerations. The Nominating and Governance Committee will identify and screen candidates qualified to serve on the Board of Directors, consistent with the criteria approved by the Board of Directors, including considering suggestions for Board of Directors membership submitted by stockholders in accordance with the notice provisions and procedures set forth in the Company’s bylaws.

After completing the identification and evaluation process described above, the Nominating and Governance Committee will recommend to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors will then select the Board’s director nominees for stockholders to consider and vote upon at the annual meeting of stockholders.

Stockholder Recommendations for Board Nominations. Our Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for membership on our Board of Directors complying with procedural requirements that may be communicated to stockholders from time to time. The recommendation should be addressed to the Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022.

Leadership Structure of our Board of Directors

At the present time, the Board of Directors believes that a structure that separates the roles of chair and Chief Executive Officer is appropriate and that the chair should serve in a non-executive role. However, the

Board of Directors does not believe that mandating any single structure regarding the separation of the roles of chair of the Board of Directors and Chief Executive Officer is necessary or appropriate. The Board of Directors reserves the right to determine the appropriate leadership structure for the Board of Directors on a case-by-case basis, taking into account at any particular time the Board of Directors’ assessment of its and the Company’s needs, as well as the people and situation involved. As a result of the current separation between the roles of chair of the Board of Directors and Chief Executive Officer (where the current chair is an independent director), the Board of Directors has determined that no lead independent director is necessary at this time.

The Board of Directors’ Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. In this regard, the Board of Directors seeks to identify, understand, analyze and oversee critical business risks. While the full Board of Directors has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address risks that may be within the scope of a particular committee’s expertise or charter. Our Board of Directors uses its committees to assist in its risk oversight function as follows:

●	Audit & Finance Committee—the Audit & Finance Committee’s responsibilities include, among others, oversight relating to the integrity of our financial statements and financial reporting process; compliance with legal and regulatory requirements; the performance of our internal audit function; our primary financial policies and programs, including those relating to leverage ratio, debt coverage, dividend policy and major financial risk exposures; policies and transactions related to corporate finance and capital markets activities; and the evaluation of our strategic planning process;

●	Compensation Committee—the Compensation Committee’s responsibilities include, among others, oversight of risks related to our compensation practices and plans to ensure that such practices and plans (i) are designed with an appropriate balance of risk and reward in relation to our overall business strategy and (ii) do not encourage excessive or unnecessary risk-taking behavior; and

●	Nominating and Governance Committee—the Nominating and Corporate Governance Committee’s responsibilities include, among others, oversight of the general operations of the Board; the Company’s compliance with our Corporate Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE; and corporate governance-related risk.

While the Board of Directors oversees risk management as part of an on-going process, the Company’s management is charged with managing risk. Management periodically reports to the Board of Directors and its committees, as appropriate, on the material risks to the Company, including any major strategic, operational, regulatory and external risks inherent in the Company’s business and the policies and procedures with respect to such risks.

Board Committees

Our Board of Directors has three standing committees: the Audit & Finance Committee; the Compensation Committee; and the Nominating and Governance Committee. Our committees are composed entirely of independent directors as defined under the rules, regulations and listing qualifications of the NYSE. From time to time, our Board of Directors may also create additional committees for such purposes as our Board of Directors may determine.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Director	Audit & Finance Committee	Compensation Committee	Nominating and Governance Committee
Diana F. Cantor*
Eugene I. Davis*
Eric L. Hausler*
Elizabeth I. Holland*
Craig Macnab
Michael D. Rumbolz
Number of Meetings Held During 2017 Since our Formation in October 2017	5	1	—

*	Audit committee financial expert
Chair of the Committee

The Compensation Committee and the Nominating and Governance Committee took certain actions by unanimous written consent following the Formation Date relating to matters approved in connection with our formation and emergence from bankruptcy. In addition, the directors serving on both the Compensation Committee and the Nominating and Governance Committee met periodically on an informal basis during the approximate three-month period from our formation in October 2017 through the end of 2017.

Audit & Finance Committee

The Audit & Finance Committee monitors the integrity of (i) our financial statements and financial reporting processes, (ii) our compliance with legal and regulatory requirements, (iii) our continued qualification as a REIT, (iv) the performance of our internal audit function as well as of our independent auditors, (v) the qualifications and independence of our independent auditor, (vi) our primary financial policies and programs, including those relating to leverage ratio, debt coverage, dividend policy and major financial risk policies, and (vii) our policies and transactions related to corporate finance, capital markets activities, capital allocation and major strategic initiatives. The Audit & Finance Committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that Federal securities laws require be included in our annual proxy statement. In addition, the Audit & Finance Committee is responsible for reviewing and assessing our policies and procedures related to our compliance with applicable gaming regulations. The duties and responsibilities of our Audit & Finance Committee are more fully described in our Audit & Finance Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Governance—Governance Documents.”

Our Board of Directors has determined that all members of our Audit & Finance Committee qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K, and that each of them is “independent” as such term is defined by the applicable rules of the SEC and NYSE.

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits of our executive officers and directors, administers and makes recommendations to our Board of Directors regarding our compensation and stock incentive plans, produces an annual report on executive compensation for inclusion in our annual report or proxy statement and publishes an annual committee report for our stockholders. The duties and responsibilities of our Compensation Committee are more fully described in our Compensation Committee

Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Governance—Governance Documents.”

The Compensation Committee may obtain advice from external or internal compensation consultants, legal, accounting or other advisors. The Compensation Committee has the sole authority, appropriate funding from the Company, to select, approve, retain, terminate and oversee outside consultants, experts and legal, accounting and other advisors as it deems appropriate to assist it in the performance of its responsibilities. The Compensation Committee also has the sole authority to determine the terms of the engagement and the compensation of any such advisors. The Compensation Committee considers the independence of any compensation consultant or advisor retained or to be retained by it, including any independence factors it is required to consider by the NYSE, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated by the SEC thereunder, or other applicable laws and regulations.

Our Board has determined that each of the members of the Compensation Committee is independent as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and compensation committees in particular.

Nominating and Governance Committee

The Nominating and Governance Committee (i) establishes criteria for prospective members of our Board of Directors, conducts candidate searches and interviews, and formally proposes the slate of directors to be elected at each annual meeting of our stockholders, (ii) develops and recommends to our Board of Directors adoption of our Corporate Governance Guidelines, our Code of Business Conduct and our policies with respect to conflicts of interest, (iii) makes recommendations to the Board of Directors as to the membership of committees of the Board of Directors, including a chair for each committee, (iv) oversees and evaluates our Board of Directors and management, (v) evaluates from time to time the appropriate size and composition of our Board of Directors and recommends, as appropriate, increases, decreases and changes in the composition of our Board of Directors and (vi) monitors our compliance with the corporate governance requirements of state and Federal law. The duties and responsibilities of our Nominating and Governance Committee are more fully described in our Nominating and Governance Committee Charter, which is available under the “Investors” tab of the Company’s website at www.viciproperties.com, under the heading “Governance—Governance Documents.”

Our Board has determined that each of the members of the Nominating and Corporate Governance Committee is independent as defined by our Corporate Governance Guidelines and the NYSE listing standards.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, the non-management directors meet in executive session (i.e., without management present) when they as a group deem such meeting necessary or appropriate. In the absence of a chair of the Board of Directors, the chair of the Nominating and Governance Committee shall preside at such sessions; in the absence of such person, the non-management directors present will elect another committee chair to preside at such session. If the group of non-management directors includes any directors who are not “independent” (as such term is defined from time to time under the listing standards of the NYSE), an executive session of the independent directors shall be scheduled at least once per year. There were three executive sessions of the Board of Directors held during the approximate three-month period from our formation in October 2017 through the end of 2017.

Director Attendance at Meetings of the Board and its Committees and Annual Meetings of Stockholders

During the approximate three-month period from our formation in October 2017 through the end of 2017, our Board of Directors held six meetings, the Audit & Finance Committee held five meetings and our Compensation Committee held one meeting. In addition, our Board of Directors and its committees acted by written consent from time to time as appropriate, and our directors are also frequently consulted for advice and counsel between formal meetings of our Board of Directors or any of its committees. For 2017, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director), and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she serves (during the periods that he or she served).

Our Corporate Governance Guidelines provide that, absent exigent circumstances, all directors are expected to attend the Company’s annual meetings of stockholders. Due to the timing of our formation in 2017, we did not have an annual meeting of stockholders in 2017.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our non-management directors as a group, any committee of the Board of Directors or any individual director by e-mail or regular mail. Any such communication may be made anonymously. All communications by e-mail should be sent to corporate.secretary@viciproperties.com. Communications sent by regular mail should be sent to Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022.

The Company’s Secretary will review each communication received in accordance with this process who will then forward such communications or a summary thereof to the appropriate directors. Any communication related to accounting, internal controls or auditing matters will be brought promptly to the attention of the chair of the Audit & Finance Committee.

Stockholder Rights Plans

Under our bylaws, the Board of Directors shall not authorize or adopt any stockholder rights plan or similar plan or agreement without the prior approval of the Company’s stockholders, unless any such plan or agreement would be submitted to the Company’s stockholders to be ratified or, in the absence of such stockholder approval or ratification, would expire within twelve months of its adoption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval Policies

Our Nominating and Governance Committee is responsible for the review, approval and ratification of “related person transactions” between us and any related person pursuant to a written related person transaction policy adopted by our Board of Directors. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than of 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related person transaction, the Nominating and Governance Committee will consider:

●	whether the transaction is fair and reasonable to the Company;

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction was initiated by the Company, a subsidiary or the related person;

●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction;

●	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person;

●	the related person’s interest in the transaction;

●	whether the transaction would impair the independence of a non-management director; and

●	whether the transaction may present an improper conflict of interest for the related person, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship related person’s interest in the transaction and the ongoing nature of any proposed relationship.

Any member of the Nominating and Governance Committee who is a related person or the immediate family of a related person with respect to a transaction under review will not be permitted to vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Certain Relationships

Registration Rights Agreements

In accordance with the Plan of Reorganization, on the Formation Date, we entered into a customary registration rights agreement providing for, among other things, our obligation to file a resale shelf registration statement for certain holders of our equity that cannot freely transfer their equity pursuant to section 1145 of the Bankruptcy Code. Under the registration rights agreement, we are required to keep registration statements, if any, up to date that do not automatically incorporate by reference our SEC filings. In addition, these holders will have the ability to exercise certain piggyback registration rights in respect of certain shares of common stock held by them in connection with registered offerings initiated by us, and may have the ability under certain circumstances to exercise certain demand registration rights if an effective shelf registration statement is not available to the holders to sell their shares. To date, no parties have joined the registration rights agreement, but certain holders of more than 5% of our common stock may continue to have the right to become a party.

At the closing of the issuance and sale of 54,054,053 shares of our common stock at a price of $18.50 per share in a private placement transaction in December 2017 (the “Private Equity Placement”), we entered into a registration rights agreement with the investors pursuant to which we granted them and their permitted transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended (the “Securities Act”), for resale the shares of common stock acquired by the investors in the Private Equity Placement. The investors included funds affiliated with Canyon Capital Advisors LLC and Soros Fund Management LLC, who each beneficially own more than 5% of our common stock. Under the registration rights agreement, we agreed to file a resale shelf registration statement and use commercially reasonable efforts to cause it to become effective, and remain effective, thereafter. In addition, these investors will have the ability to exercise certain piggyback registration rights in respect of the shares of common stock acquired by them in the Private Equity Placement in connection with registered offerings initiated by us, and may have the ability under certain circumstances to exercise certain demand registration rights if an effective shelf registration statement is not available to the holders to sell these shares. The registration rights agreement also provides that, if requested by the managing underwriters and the Company, the investors shall enter into a customary lock-up agreement in connection with certain future offerings with respect to the shares of common stock subject to the benefits of the registration rights agreement. We currently have an effective shelf registration statement filed pursuant to this registration rights agreement that covers the resale of up to the 54,054,053 shares of our common stock issued in the Private Equity Placement, certain of which are subject to lock-up agreements.

Directed Share Program

In connection with our initial public offering (the “IPO”) completed in February 2017, certain of our directors and executive officers purchased an aggregate of 112,700 shares of our common stock. Each of those purchases was made through the directed share program at the IPO price of $20.00 per share. The following table sets forth the aggregate number of shares of our common stock that these directors and executive officers purchased in the IPO:

Purchaser	Shares of Common Stock	Total Purchase Price
James R. Abrahamson	15,000	$300,000
Eugene I. Davis	10,000	$200,000
Eric L. Hausler	4,000	$80,000
Michael D. Rumbolz	17,500	$350,000
Mary E. Higgins	5,000	$100,000
David Kieske	15,000	$300,000
John Payne	20,000	$400,000
Edward B. Pitoniak	26,200	$524,000

Employment Agreements

On the Formation Date, we entered into employment agreements with each of our named executive officers, and we are party to employment agreements with both our current Chief Financial Officer and our current General Counsel. The material terms of the employment agreements with our named executive officers are described under “Compensation Discussion and Analysis — Employment and Post-Termination Arrangements of Executive Officers” and “Compensation Discussion and Analysis — Potential Payments Upon Termination Occurring on December 31, 2017, Including in Connection With a Change in Control.”

Indemnification Agreements and Insurance

We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

COMPENSATION OF DIRECTORS

Each of our directors who is not an employee of our Company or our subsidiaries receives an annual retainer of $225,000, payable in a combination of cash and equity. Additional annual retainers, also payable in a combination of cash and equity, are paid to the chair of the Board of Directors ($75,000), members of the Audit & Finance Committee ($20,000; with the chair receiving $40,000), members of the Compensation Committee ($10,000; with the chair receiving $20,000), and members of the Nominating and Governance Committee ($7,500; with the chair receiving $15,000). Each director may select, before the applicable year, whether to receive the additional annual retainers for that year in cash or a combination of cash and equity. An initial grant of shares of common stock with a value of $132,500 as of the Formation Date was made to non-management directors other than the chair of the Board of Directors, and an initial grant with a Formation Date value of $200,000 was made to the chair of the Board of Directors, in each case as determined by the Board of Directors based on an independent appraisal of the value of the common stock on the Formation Date. Our directors may elect to defer some or all of their compensation pursuant to a deferral plan.

The following table summarizes all compensation for our non-employee directors for the fiscal year ended December 31, 2017. Mses. Holland and Cantor did not join the Board of Directors until January 2018 and May 2018, respectively, and therefore are not reflected in the following table. The stock awards reflected in the following table include the initial one-time grants paid in connection with our formation as described above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Total $
James R. Abrahamson	$28,369	$242,555	(3)	$270,924
Eugene I. Davis	$26,715	$172,572	(4)	$199,287
Eric L. Hausler	$24,586	$169,381	(5)	$193,967
Craig Macnab	$23,877	$168,317	(6)	$192,194
Michael D. Rumbolz	$28,369	$164,416	(7)	$192,785

(1) The annual retainers and additional annual retainers reflected in this column were paid on a pro-rated basis, as the Formation Date occurred in the fourth quarter of fiscal 2017.

(2) The amounts in the stock awards column reflect the aggregate grant fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 of the consolidated financial statements of VICI Properties Inc. included in our 2017 Annual Report.

(3) Mr. Abrahamson was granted 16,253 shares of common stock for his service on our Board of Directors for 2017, which includes 529 shares of common stock in respect of his service as chair of our Board of Directors.

(4) Mr. Davis was granted 11,554 shares of common stock for his service on our Board of Directors for 2017, which includes 406 shares of common in respect of his service on committees of our Board of Directors.

(5) Mr. Hausler was granted 11,395 shares of common stock for his service on our Board of Directors for 2017, which includes 247 shares of common stock of his service on committees of our Board of Directors.

(6) Mr. Macnab was granted 11,342 shares of common stock for his service on our Board of Directors for 2017, which includes 194 shares of common stock in respect of his service on committees of our Board of Directors.

(7) Mr. Rumbolz was granted 11,148 shares of common stock for his service on our Board of Directors for 2017.

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers, other than Mr. Pitoniak, whose biographical information is presented under “Proposal 1: Election of Directors—Nominees for Election as Directors.”

Name	Age	Position
Edward B. Pitoniak	62	Chief Executive Officer and Director
John Payne	49	President, Chief Operating Officer
David A. Kieske	47	Executive Vice President and Chief Financial Officer
Samantha S. Gallagher	41	Executive Vice President, General Counsel and Secretary

John Payne has been our president and chief operating officer since the Formation Date. Mr. Payne previously served as the chief executive officer of CEOC (which filed for Chapter 11 bankruptcy in January 2015), a position he held since 2014. Mr. Payne has 21 years of experience in the gaming and hospitality business. Prior to 2014, Mr. Payne served as President of Central Markets and Partnership Development of Caesars from 2013 to 2014, Caesars’ President of Enterprise Shared Services from 2012 to 2013, Caesars’ President of Central Division from 2007 to 2012 and Atlantic City Regional President in 2006. In 2005, Mr. Payne also served as the Gulf Coast Regional President. Mr. Payne served as the Senior Vice President and General Manager of Harrah’s New Orleans from 2002 to 2005. Mr. Payne is a Board Member of the Audubon Institute, Crimestoppers of Greater New Orleans and the Business Council of New Orleans, as well as Chairman of the Board of The Idea Village. Mr. Payne holds a Bachelor’s degree in Political Science from Duke University and a Master’s Degree in Business Administration from Northwestern University.

David A. Kieske has been our chief financial officer since January 1, 2018, and served as Special Advisor to the Chief Executive Officer from November 27, 2017 until December 31, 2017. Prior to joining the Company, Mr. Kieske worked at Wells Fargo Securities/Eastdil Secured since 2007, where he most recently served as Managing Director in the Real Estate & Lodging Investment Banking Group. In his role, David was responsible for providing capital raising and financial advisory services to companies in the real estate and lodging industries. Prior to Eastdil, Mr. Kieske worked in the Real Estate & Lodging Investment Banking Groups at both Citigroup and Bank of America. Early in Mr. Kieske’s career, he was a senior accountant at Deloitte & Touche and Assistant Vice President & Corporate Controller at TriNet Corporate Realty Trust. Mr. Kieske holds a Bachelor’s degree from University of California Davis and a Master’s Degree in Business Administration from the University of California Los Angeles.

Samantha S. Gallagher had been our executive vice president, general counsel and secretary since June 2018, and served as Special Advisor to the Chief Executive Officer since joining the Company in May 2018. Ms. Gallagher has over 15 years of experience representing REITs and other real estate companies and financial institutions. Prior to joining the Company, Ms. Gallagher served as Executive Vice President, General Counsel and Secretary at First Potomac Realty Trust (NYSE:FPO). In this role, Ms. Gallagher held leadership responsibility for all corporate governance matters, SEC and NYSE compliance, structuring of corporate-level transactions, overseeing property-level and corporate acquisitions and dispositions, supervising litigation matters, as well as managing outside counsel. Ms. Gallagher also oversaw the negotiation and documentation pertaining to First Potomac Realty Trust’s recently completed merger with Government Properties Income Trust (NASDAQ:GOV) in October 2017. Previously, Ms. Gallagher was a Partner at Arnold & Porter LLP, Bass, Berry & Sims plc, and Hogan Lovells US LLP. While in private practice, Ms. Gallagher focused on capital markets transactions (including public and private equity and debt offerings), joint ventures, mergers and acquisitions and strategic investments, as well as advising companies in a variety of corporate and securities law matters. She currently serves on the Board of Directors for Make-A-Wish® Mid-Atlantic, Inc. Ms. Gallagher earned a Juris Doctor degree from Georgetown University Law Center, cum laude, and a Bachelor of Arts degree from Princeton University, summa cum laude.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth certain information regarding the beneficial ownership of the Company’s common stock, as of June 1, 2018, by (i) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of the Company, (ii) each of our directors, (iii) each of our named executive officers listed in the table entitled “2017 Summary Compensation Table” below and (iv) all of our current directors and executive officers as a group. Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise noted below, the address of the persons listed in the table is c/o VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022. The percentages shown in this table are calculated based on 370,149,856 shares of our common stock outstanding as of June 1, 2018.

5% Stockholders, Officers and Directors	Number of Shares Beneficially Owned	Percentage of Common Stock
Beneficial Owners of 5% or More of Our Common Stock:
Canyon Capital Advisors LLC(1)	45,301,818	12.2%
Pacific Investment Management Company LLC(2)	28,498,883	7.7%
Soros Fund Management LLC(3)	21,523,226	5.8%
Solus Alternative Asset Management LP(4)	20,058,146	5.4%

Directors and Executive Officers:
Edward B. Pitoniak	135,897	*
David A. Kieske	61,916	*
John Payne	30,705	*
Mary E. Higgins(5)	5,000	*
James R. Abrahamson	39,144	*
Diana F. Cantor	4,881	*
Eugene I. Davis	29,176	*
Eric L. Hausler	22,670	*
Elizabeth I. Holland	8,225	*
Craig Macnab	18,503	*
Michael D. Rumbolz	35,385	*
Directors and Executive Officers as a Group (11 persons)(6)	390,806	*

* Less than 1%

(1) Beneficial ownership is based on the Schedule 13G/A filed on February 14, 2018 with the SEC by Canyon Capital Advisors LLC, Mitchell R. Julis and Joshua S. Friedman, relating to 42,801,818 shares of our common stock, as supplemented by Company records. According to the Schedule 13G/A Canyon Capital Advisors LLC has sole voting power and sole dispositive power over all the shares covered by the Schedule 13G, and Messrs. Julis and Friedman have shared voting and dispositive power. We do not have information regarding voting or dispositive power with respect to any other shares of common stock beneficially owned by Canyon Capital Advisors LLC. The business address of the parties is 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

(2) Beneficial ownership is based on the Schedule 13G filed on February 15, 2018 with the SEC by Pacific Investment Management Company LLC (“PIMCO”) relating to 28,498,883 shares of our common stock, according to which PIMCO has sole voting power over 28,480,165 shares of our common stock. According to the Schedule 13G, these shares are held by investment advisory clients or discretionary accounts of which PIMCO is the investment adviser. The Schedule 13G reports the securities beneficially owned or deemed to be beneficially owned by PIMCO. It does not include securities, if any, beneficially owned by PIMCO’s affiliates, whose ownership of securities is disaggregated from that of PIMCO. We do not have information regarding voting or dispositive power with respect to any other shares of common stock beneficially owned by PIMCO. The business address of PIMCO is 650 Newport Center Drive, Newport Beach, CA 92660.

(3) Beneficial ownership is based on the Schedule 13G/A filed on February 14, 2018 with the SEC by Soros Fund Management LLC (“SFM LLC”), George Soros and Robert Soros, relating to 21,523,226 shares of our common stock. According to the Schedule 13G/A, SFM LLC has sole voting power over all the shares covered by the Schedule 13G, and Messrs. Soros and Soros have shared voting power. We do not have information regarding voting or dispositive power with respect to any other shares of common stock beneficially owned by SFM LLC. The business address of the parties is 250 West 55th Street, 38th Floor, New York, NY 10019.

(4) Beneficial ownership is based on the Schedule 13G filed on February 1, 2018 with the SEC by Solus Alternative Asset Management LP (“SAAM LP”), Solus GP LLC (“SGP LLC”), and Christopher Pucillo (“Pucillo”) relating to 20,058,146 shares of our common stock, according to which SAAM LP, SGP LLC and Pucillo have shared voting and dispositive power over 20,058,146 shares of our common stock. We do not have information regarding voting or dispositive power with respect to any other shares of common stock beneficially owned by SAAM LP, SGP LLC or Pucillo. The business address of each of SAAM LP, SGP LLC and Pucillo is 410 Park Avenue, 11th Floor, New York, NY 10022.

(5) Ms. Higgins served as our Chief Financial Officer through December 31, 2017.

(6) Excludes Ms. Higgins, but includes Samantha S. Gallagher, who became our Executive Vice President, General Counsel and Secretary in June 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was formerly an officer or an employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee, nor has such interlocking relationship existed in the past. Accordingly, during 2017 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee report to stockholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:1

Craig Macnab (Chair)

Eugene I. Davis

Michael D. Rumbolz

1 The three directors listed above were the members of the Compensation Committee who participated in the review, discussions and recommendation with respect to the Compensation Committee Report for fiscal year 2017, which Compensation Committee Report was previously included in our Form 10-K/A (along with the related Compensation Discussion and Analysis) filed with the SEC on April 30, 2018.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for the year ended December 31, 2017 should be read together with the compensation tables and related disclosures about our current plans, considerations, expectations and determinations regarding future compensation programs. This Compensation Discussion and Analysis was previously included in our Form 10-K/A filed with the SEC on April 30, 2018.

Background and Overview

This section discusses the principles underlying our executive compensation policies and decisions. It provides qualitative information regarding the manner in which compensation is earned by our executive officers and places in context the data presented in the tables that follow. Our named executive officers for 2017 were: Edward B. Pitoniak, Chief Executive Officer; John Payne, President and Chief Operating Officer; and Mary Beth Higgins, our former Chief Financial Officer. David Kieske, who previously served as Special Advisor to the Chief Executive Officer, became Chief Financial Officer effective January 1, 2018, and Ms. Higgins became a consultant to the Company through June 30, 2018.

VICI is a newly formed company that had not conducted operations until the Formation Date. Therefore, prior to October 2017, we had not paid any compensation to the individuals who became our executive officers. Information as to the historical compensation by Caesars Entertainment Operating Company, Inc. of certain persons who became our executive officers on the Formation Date is not indicative of the compensation of those executives following the Formation Date. Accordingly, we have not included information regarding compensation and other benefits paid to those executives by Caesars Entertainment Operating Company, Inc., as the case may be, during 2016 or prior years.

Following the Formation Date, our Board of Directors established a Compensation Committee, which oversees and determines the compensation of our executive officers. Our Compensation Committee evaluates and determines the appropriate executive compensation philosophy and objectives for VICI, the process for establishing executive compensation, and the appropriate design of our executive compensation program and compensation arrangements. The Compensation Committee has retained a compensation consultant, Lyons, Benenson & Company Inc., to provide advice and support to the committee in the design and implementation of our executive compensation program.

Compensation Philosophy

Our compensation arrangements have been designed to reward our executives for achieving both short- and long-term performance goals that are aimed at driving increases in our equity value. These arrangements seek to align the interests of our executives with those of our stockholders through heavy reliance on short- and long-term performance-oriented incentive plans. Our Compensation Committee will review and consider this philosophy and may make adjustments as it determines necessary or appropriate. The principal objectives of our compensation philosophy and program are to:

●	attract, motivate, retain and reward the key leadership and managerial talent needed for our Company to achieve its goals and objectives;

●	align the interests of our executives and stockholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term equity incentive compensation; and

●	ensure line-of-sight between key performance measures that are indicative of company growth and gains in value and actual results.

Primary Elements of Compensation

Our executive compensation program consists of the following key elements:

Base Salary. Each of our executive officers is paid a base salary. Base salary is the fixed element of an executive officer’s annual cash compensation and is intended to attract and retain highly qualified executives and to compensate for expected day-to-day performance. Factors considered in making determinations about the base salaries for our executive officers include the executive officer’s position, responsibilities associated with that position, experience, expertise, knowledge and qualifications, market factors, the industry in which we operate and compete, recruitment and retention factors, the executive officer’s individual compensation history, salary levels of the other members of our executive team and similarly situated executives at comparable companies, and our overall compensation philosophy.

Annual Incentive Compensation. Our executive officers are eligible for annual incentive compensation, which is intended to motivate the executive officers to achieve short-term company performance goals, to align executive officers’ interests with those of the stockholders and to reward the executive officers for superior individual achievements.

Long-Term Equity-Based Incentive Awards. Our executive officers are eligible to participate in a long-term equity incentive compensation plan, which is designed to motivate executive officers to achieve long-term performance goals and to ensure goal alignment with our stockholders. The amount and timing of any long-term equity-based incentive compensation to be paid or awarded to our executive officers is determined by our Compensation Committee.

Employment and Post-Termination Arrangements of Executive Officers

On the Formation Date, we entered into employment agreements with each of our named executive officers, and we entered into an employment agreement in November 2017 with our current Chief Financial Officer, Mr. Kieske. Below is a summary of such employment agreements. The summaries below are not complete and are qualified in their entirety by reference to the full text of the agreements, which are included as exhibits to the Annual Report on Form 10-K for the year ended December 31, 2017.

Chief Executive Officer

On the Formation Date, the Company entered into an employment agreement with Mr. Edward B. Pitoniak, pursuant to which he serves as our Chief Executive Officer. The employment agreement provides for an initial term that ends on December 31, 2020, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 90 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Pitoniak is entitled to receive an annual base salary of $725,000. Mr. Pitoniak is also eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 100% of his base salary and a maximum value of 200% of his base salary, and equity awards with a target value of 250% of Mr. Pitoniak’s base salary. Our Compensation Committee will establish the performance goals on which the annual cash bonus beginning in 2018 will be based and the form and terms of any equity awards. Mr. Pitoniak’s 2017 bonus, which was paid in 2018, consisted of a $150,000 cash bonus and 24,951 shares of common stock, reflecting a value of $500,000 as of January 15, 2018, based on a 10-trading day volume weighted average price (“VWAP”), which shares cannot be transferred until January 15, 2020. In addition, Mr. Pitoniak received an equity grant of 84,746 shares of common stock, reflecting a value of $1,250,000 as of the Formation Date based on an independent appraisal of the value of the common stock on such date, which vests at a rate of 25% per year on each of the first four anniversaries of the Formation Date, and a $161,500 cash bonus.

If Mr. Pitoniak’s employment is terminated by us without “cause” (as defined in the employment agreement), by him for “good reason” (as defined in the employment agreement), he is entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) 150% of base salary and the target bonus for the year of termination, paid over 12 months, (2) a pro-rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards and (4) non-forfeiture of a pro-rata portion of outstanding performance-based equity until the end of the applicable performance period, at which time it may vest based on achievement of the performance goals. If the termination is within six months before or 12 months after a change in control (as defined in the employment agreement) of the Company, the above severance is modified, with the cash severance being 200% of base salary and target bonus and paid in a lump sum, and full vesting of all equity awards.

If Mr. Pitoniak’s employment is terminated due to his death or disability (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination and accelerated vesting of all time-based equity awards. If Mr. Pitoniak’s employment is terminated because we elect not to renew the term of the employment agreement, all time-based equity awards will vest but will not be entitled to any other severance.

Mr. Pitoniak’s employment agreement provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment, except that if a termination of employment results from Mr. Pitoniak giving a notice of non-renewal, the non-competition period applies for three months after the date of termination, and if a termination of employment results from the Company’s decision not to renew the agreement, the non-competition period ends on the date of termination.

President and Chief Operating Officer

On the Formation Date, the Company entered into an employment agreement with Mr. John Payne pursuant to which he serves as our President and Chief Operating Officer. The employment agreement provides for an initial two-year employment term, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 90 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Payne is entitled to receive an annual base salary of $1,200,000. Mr. Payne also is eligible to receive annual incentive compensation with a target value of $1,800,000, divided between a cash bonus and equity awards. We anticipate that each of the cash bonus and equity awards will have a target value of $900,000, but the determination will be made by our Compensation Committee. Our Compensation Committee also will establish the performance goals (both individual and company objectives) on which the cash bonus will be based and the form and terms of any equity awards.

Mr. Payne’s 2017 annual bonus was pro-rated for the partial year that he was employed. Mr. Payne received a $300,000 cash bonus based on the successful implementation of the Plan of Reorganization, as measured by criteria determined by our Compensation Committee.

If Mr. Payne’s employment is terminated by us without “cause” (as defined in the employment agreement), by him for “good reason” (as defined in the employment agreement), or due to our non-renewal of the employment term, he will be entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release, and being available to consult through the earlier of December 31, 2018 and 90 days after the completion of an initial public offering (the “Start-Up Period”). The severance benefits include (1) continued payment of base salary until the later of (a) the first anniversary of his termination of employment and (b) the third anniversary of the Formation Date, (2) a pro-rata cash bonus for the year of termination, and (3) continued vesting of any outstanding equity awards through the Start-Up Period, at which point they shall become fully vested.

If Mr. Payne’s employment is terminated due to his death or disability (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination but no other severance benefits.

Mr. Payne’s employment agreement provides for customary non-competition and non-solicitation covenants that apply through the later of one year after his termination of employment and the third anniversary of the Formation Date. The non-competition covenant bars Mr. Payne from working for REITs during the specified period. In addition, for a shorter period ending the earlier of December 31, 2018 and 180 days after an initial public offering, Mr. Payne may not work for any entity in the gaming business.

Chief Financial Officer

Mary Beth Higgins

On the Formation Date, the Company entered into an employment agreement with Ms. Mary Beth Higgins pursuant to which she served as our Chief Financial Officer from the Formation Date until December 31, 2017. Under the terms of the employment agreement, Ms. Higgins was entitled to receive an annual base salary of $500,000. Ms. Higgins was also eligible to receive annual incentive compensation with a target value of $700,000, divided between a cash bonus and equity awards. We initially anticipated that each of the cash bonus and equity awards would have a target value of $350,000 with the determination to be made by our Compensation Committee. Our Compensation Committee also established the performance goals (both individual and company objectives) on which the cash bonus would be based and the form and terms of any equity awards. Ms. Higgins’ 2017 annual bonus was pro-rated for the partial year that she was employed, and was comprised of a $117,000 cash bonus based on the successful implementation of the Plan of Reorganization, as measured by criteria determined by our Compensation Committee. Any additional bonus to which Ms. Higgins would have been entitled was paid as part of her severance described below.

Ms. Higgins’ employment agreement provided that in the event of her termination without “cause” (as defined in the employment agreement), by her for “good reason” (as defined in the employment agreement), or due to our non-renewal of the employment term, she would be entitled to certain severance benefits set forth below, subject to her executing a separation agreement and release, and being available to consult during the Start-Up Period. The severance benefits include (1) continued payment of base salary for one year, (2) a pro-rata cash bonus for the year of termination, and (3) continued vesting of any outstanding equity awards through the Start-Up Period, at which point they shall become fully vested. In addition, Ms. Higgins is entitled to a lump sum payment equal to the amount by which $1.2 million exceeds the severance, salary and bonus amounts paid to Ms. Higgins.

If Ms. Higgins’ employment terminated due to her death or disability (as defined in the employment agreement), she would have been entitled to receive a pro-rata cash bonus for the year of termination but no other severance benefits.

Ms. Higgins’ employment agreement provides for customary non-competition and non-solicitation covenants that apply for one-year following her termination of employment. The non-competition covenant bars Ms. Higgins from working for REITs during the specified period. In addition, until May 2018, Ms. Higgins may not work for any entity in the gaming business.

On November 9, 2017, we entered into a separation agreement and release with Ms. Higgins. Under the separation agreement, Ms. Higgins is entitled to severance benefits generally consistent with her current employment agreement and former agreement with Caesars Entertainment Operating Company, Inc. that include (a) payment of her base salary for one year, (b) continued eligibility to receive a bonus in respect of 2017, and (c) entitlement to a lump sum payment equal to the amount by which $1.2 million exceeds the sum of (i) the aggregate cash bonus payments (but not salary) paid to her by the Company, and (ii) the severance payable to her. Under the agreement, Ms. Higgins has also agreed to provide consulting services to the Company through June 30, 2018 on a substantially full-time basis and will receive a consulting fee of $41,650 per month.

David Kieske

On November 10, 2017, we announced that David Kieske was appointed by our Board of Directors to the role of Special Advisor to the Chief Executive Officer of the Company, effective November 27, 2017. Effective January 1, 2018, Mr. Kieske became Executive Vice President and Chief Financial Officer, succeeding Mary Beth Higgins, who will continue to consult with the Company through March 31, 2018.

On November 9, 2017, we entered into an employment agreement with Mr. Kieske. The employment agreement provides that Mr. Kieske will serve in the capacities noted above, and has an initial term that ends on December 31, 2020, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 90 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Kieske is entitled to receive an annual base salary of $450,000. Mr. Kieske also will be eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 85% of his base salary and a maximum value of 170% of his base salary, and equity awards with a target value of 150% of his base salary. Our Compensation Committee will establish the performance goals on which the annual cash bonus will be based and the form and terms of any equity awards.

Mr. Kieske is entitled to be paid certain compensation on account of foregone bonus and incentives and forfeited equity awards, including an initial $150,000 cash bonus within 30 days of commencing employment and an additional $150,000 cash bonus within 30 days of the first anniversary of commencing employment. The initial bonus is subject to repayment if Mr. Kieske’s employment is terminated for “cause” (as defined in the employment agreement) or he resigns without “good reason” (as defined in the employment agreement) before the first anniversary of commencing employment and the second bonus is subject to repayment if his employment is terminated for cause or he resigns without good reason before the second anniversary of commencing employment. Mr. Kieske also received an initial equity grant equal to $500,000, valued as of the date Mr. Kieske commenced employment, which vests at the rate of 25% on each of the first four anniversaries of the date Mr. Kieske commenced employment. The shares underlying the grant may not be transferred or encumbered until the earlier of two years after vesting or four years after the date Mr. Kieske commenced employment.

Mr. Kieske’s 2017 bonus, which was paid in 2018, was a $350,000 cash bonus and shares of the Company’s common stock valued at $400,000. The equity portion of the bonus vests at the rate of 25% on each of January 15, 2019, 2020, 2021 and 2022 and may not be transferred or encumbered until the earlier of two years after vesting or four years after grant.

If Mr. Kieske’s employment is terminated without cause or by him for good reason, he will be entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of Mr. Kieske’s base salary and target bonus for the year of termination, paid over 12 months, (2) a pro rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards and (4) non-forfeiture of a pro rata portion of outstanding performance-based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, (5) a $27,500 cash payment, (6) the lapsing of any transfer restrictions on vested equity awards and (7) payment of the initial $150,000 cash bonus and $150,000 cash bonus payable within 30 days of the first anniversary of Mr. Kieske commencing employment, to the extent such bonuses have not yet been paid, and (8) issuance of his initial equity grant if not previously granted. If the termination is within six months before or 12 months after a “change in control” (as defined in the employment agreement) of the Company, the above severance is modified, by (i) the cash severance is increased to 150% of base salary and target bonus, and is paid in a lump sum rather than over 12 months, (ii) non-forfeiture of all (rather than a pro rata portion) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals and (iii) a cash payment of $40,000 rather than $27,500.

If Mr. Kieske’s employment is terminated due to his death or “disability” (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, accelerated vesting of all time-based equity awards, the lapsing of any transfer restrictions on vested equity awards and, to the extent such bonuses have not yet been paid, payment of the initial $150,000 cash bonus and $150,000 cash bonus payable within 30 days of the first anniversary of Mr. Kieske commencing employment. If Mr. Kieske’s employment is terminated because the Company elects not to renew the term of the employment agreement, all time-based equity awards will vest and all transfer restrictions on vested equity awards will lapse, but he will not be entitled to any other severance. If Mr. Kieske’s employment is terminated because he elects not to renew the term of the employment agreement, all transfer restrictions on vested equity awards will lapse, but he will not be entitled to any other severance.

Mr. Kieske’s employment agreement also provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment.

The VICI 2017 Stock Incentive Plan

On the Formation Date, the VICI 2017 Stock Incentive Plan (the “VICI 2017 Stock Plan”) became effective. The following is a summary of the principal provisions of the VICI 2017 Stock Plan. This description of the VICI 2017 Stock Plan is qualified in its entirety by reference to the full text of the VICI 2017 Stock Plan, which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2017.

Purposes. The purposes of the VICI 2017 Stock Plan are to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends and who are responsible for the management, growth and protection of the business of the Company or its subsidiaries, with incentives to: (a) enter into and remain in the service of the Company or a Company subsidiary, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary).

Types of Awards to Be Granted. The VICI 2017 Stock Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and dividend equivalent rights. Any of the foregoing is referred to as an “Award.”

Eligibility. Awards under the VICI 2017 Stock Plan may be granted to officers, directors (whether or not they are employed by the Company), and executive, managerial, professional or administrative employees of, and consultants to, the Company and its subsidiaries. The Compensation Committee in its sole discretion shall select which individuals receive Awards.

Shares Available Under the VICI 2017 Stock Plan. The VICI 2017 Stock Plan provides for the grant of Awards with respect to an aggregate of 12,750,000 shares of our common stock, subject to adjustment in the case of certain corporate changes.

No employee may be granted Awards in any calendar year with respect to more than 2,500,000 shares of our common stock. A non-employee director of the Company may not be granted Awards in any calendar year that, in the aggregate, result in the Company recognizing an expense in excess of $450,000 in connection with the grant of such awards. However, Awards that are granted as part of a director’s annual retainer that otherwise would be paid in cash are not included in the annual limit.

Administration. The VICI 2017 Stock Plan is administered by our Compensation Committee or such other committee which is designated by our Board of Directors to administer the VICI 2017 Stock Plan. It is intended that each of the members of the Compensation Committee shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act. However, no Award shall be invalidated if members of the Compensation Committee are not non-employee directors. If the Compensation Committee does not exist, or for any other reason determined by our Board of Directors, the Board of Directors may act as the Compensation Committee. The Compensation Committee or the Board of Directors may delegate to one or more officers or managers of the Company the authority to designate the individuals who will receive Awards under the VICI 2017 Stock Plan and certain administrative functions related to those awards, provided that the Compensation Committee shall itself grant all Awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the Exchange Act. The Compensation

Committee determines the persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Compensation Committee also determines the prices, expiration dates, vesting schedules, forfeiture provisions and other material features of Awards. The Compensation Committee has the authority to interpret and construe any provision of the VICI 2017 Stock Plan and to adopt such rules and regulations for administering the VICI 2017 Stock Plan as it deems necessary or appropriate. All decisions and determinations of the Compensation Committee are final, binding and conclusive.

Adjustments. In the event of certain corporate actions affecting the Company’s stock, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation or spin-off, the Compensation Committee shall adjust the number of shares of our common stock available for grant under the VICI 2017 Stock Plan and shall adjust any outstanding Awards (including the number of shares subject to the Awards and the exercise price of stock options) in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the VICI 2017 Stock Plan or those Awards.

Amendment and Termination of the VICI 2017 Stock Plan. The Board of Directors may suspend, discontinue, revise or amend the VICI 2017 Stock Plan or any portion thereof at any time; provided that no such action shall be taken without stockholder approval if such approval is necessary to comply with any legal or regulatory requirement. The Compensation Committee may amend any Award, except that consent of the Award recipient is necessary if the amendment would impair the recipient’s rights under the Award. The Compensation Committee may not amend a stock option or stock appreciation right to reduce the exercise price of the Award.

Summary of Awards Available Under the VICI 2017 Stock Plan

Non-Qualified Stock Options. The exercise price per share of each non-qualified stock option (“NQO”) granted under the VICI 2017 Stock Plan is determined by the Compensation Committee on the grant date and will not be less than the fair market value of a share of our common stock on the grant date. Each NQO is exercisable for a term, not to exceed ten years, established by the Compensation Committee on the grant date. The exercise price must be paid by certified or official bank check or, subject to the approval of the Compensation Committee, in shares of our common stock valued at their fair market value on the date of exercise or by such other method as the Compensation Committee may from time to time prescribe.

The VICI 2017 Stock Plan contains provisions applicable to the exercise of NQOs subsequent to a grantee’s termination of employment for “cause,” other than for cause, or due to “disability” (as each such term is defined in the VICI 2017 Stock Plan) or death. These provisions apply unless the Compensation Committee establishes alternative provisions with respect to an Award. In general, these provisions provide that NQOs that are not exercisable at the time of such termination shall expire upon the termination of employment and NQOs that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee’s termination other than for cause, the expiration of three months after such termination of employment and (ii) in the event of a grantee’s disability or death (or the grantee’s death after termination of employment), the first anniversary of such termination. In the event the Company terminates the grantee’s employment for cause, all NQOs held by the grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the date of termination of employment.

Stock options generally are not transferrable other than by will or the laws of descent and distribution, except that the Compensation Committee may permit transfers to the grantee’s family members or trusts for the benefit of family members.

Incentive Stock Options. Generally, an incentive stock option (“ISO”) is an option that may provide certain Federal income tax benefits to a grantee not available with an NQO. An ISO has the same plan provisions as an NQO (including with respect to various termination events as described above), except that:

●	In order to receive the tax benefits, a grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date.

●	The aggregate fair market value of shares of our common stock (determined on the ISO grant date) with respect to which ISOs are exercisable for the first time by a grantee during any calendar year

(whether issued under the VICI 2017 Stock Plan or any other plan of the Company or its subsidiaries) may not exceed $100,000.

●	In the case of an ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price per share must be at least 110% of the fair market value of a share of our common stock at the time the ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

●	An option cannot be treated as an ISO if it is exercised more than three months following the grantee’s termination of employment for any reason other than death or disability, or more than one year after the grantee’s termination of employment for disability, unless the grantee died during such three-month or one-year period. ISOs are not transferable other than by will or by the laws of descent and distribution.

Stock Appreciation Rights. A stock appreciation right (“SAR”) entitles the grantee to receive upon exercise, for each share subject to the SAR, an amount equal to the excess of (i) the fair market value of a share of our common stock on the date of exercise over (ii) the fair market value of a share of our common stock on the date of grant (or such greater value as the Compensation Committee may set at grant). Each SAR shall be exercisable for a term, not to exceed ten years, established by the Compensation Committee on the grant date. A SAR may be settled in cash or shares of our common stock (valued at their fair market value on the date of exercise of the SAR), in the Compensation Committee’s discretion.

Restricted Stock. Prior to the vesting of any restricted shares, the shares are not transferable by the grantee and are forfeitable. Vesting of the shares may be based on continued employment with the Company and/or upon the achievement of specific performance goals, as the Compensation Committee determines on the grant date. The Compensation Committee may at the time that shares of restricted stock are granted impose additional conditions to the vesting of the shares. Unless the Compensation Committee provides otherwise, unvested shares of restricted stock are automatically and immediately forfeited upon a grantee’s termination of employment for any reason.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive a share of our common stock, or in the sole discretion of the Compensation Committee, the value of a share of our common stock, on the date that the restricted stock unit vests or on such later date as may be determined by the Compensation Committee at grant. Payment shall be in cash, other securities or other property, as determined in the sole discretion of the Compensation Committee. Unless the Compensation Committee provides otherwise, unvested restricted stock units are forfeited upon a grantee’s termination of employment for any reason.

Dividend Equivalent Rights. The Administrator may, in its sole discretion, include as part of an Award of stock options and stock appreciation rights, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of common stock covered by such Award if such shares were then outstanding. In the event such a provision is included with respect to an Award, the Administrator shall determine whether such payments shall be made in cash or in shares of common stock, the time or times at which they shall be made, and such other vesting and forfeiture provisions and other terms and conditions as the Administrator shall deem appropriate.

Unrestricted Stock. The Administrator may grant (or sell at a purchase price at least equal to par value) shares of common stock free of restrictions under the VICI 2017 Stock Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Administrator shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

Performance-Based Awards. The VICI 2017 Stock Plan provides that granting or vesting of Awards may be conditioned on the achievement of specified performance goals. The performance goals may be based on one or more of: (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the

Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends); (b) gross or net sales; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (f) value of assets, return or net return on assets, net assets or capital (including invested capital); (g) adjusted pre-tax margin; (h) margins, profits and expense levels; (i) dividends; (j) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (k) reduction of losses, loss ratios or expense ratios; (l) reduction in fixed costs; (m) operating cost management; (n) cost of capital; (o) debt reduction; (p) productivity improvements; (q) funds from operations; or (r) customer satisfaction based on specified objective goals or a Company-sponsored customer survey. Each such performance goal may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute and/or relative basis, (4) employ comparisons with past performance of the Company (including one or more divisions) and/or (5) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding.

To the extent applicable, the measures used in performance goals set under the VICI 2017 Stock Plan shall be determined in a manner consistent with the methods used in the financial statements included in the Company’s Forms 10-K and 10-Q, except that in the determination of the Compensation Committee and consistent with applicable tax regulations, adjustments may be made for certain items, including special, unusual or non-recurring items, acquisitions and dispositions and changes in accounting principles.

Summary of Federal Income Tax Consequences

The following is a brief description of the Federal income tax treatment that will generally apply to Awards under the VICI 2017 Stock Plan based on current Federal income tax rules.

Non-Qualified Stock Options. The grant of an NQO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of our common stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares of our common stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an ISO will not result in taxable income to the grantee. The exercise of an ISO will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Internal Revenue Code of 1986, as amended (the “Code”)). The excess of the fair market value of our common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the ISO is exercised.

If the grantee does not sell or otherwise dispose of the shares of our common stock within two years from the date of the grant of the ISO or within one year after the transfer of the shares of our common stock to the grantee, then, upon disposition of such shares of our common stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the grantee. Upon exercise of a SAR, the fair market value of our common stock received will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the grantee upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. The grant of restricted stock will not result in taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for Federal income tax purposes. Upon the vesting of shares of restricted stock, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date, and the Company will be entitled to a corresponding deduction.

Restricted Stock Units. The grant of a restricted stock unit will not result in taxable income at the time of grant and the Company will not be entitled to a corresponding deduction. Upon the settlement of the restricted stock unit, the holder will realize ordinary income in an amount equal to the then fair market value of the shares received, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of settlement, when issued to the grantee.

Unrestricted Stock. The grant of unrestricted stock will result in the ordinary income for the recipient at the time of grant in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

Dividend Equivalent Rights. The grant of dividend equivalent rights will not result in income to the recipient or in a tax deduction for the Company. When any amount is paid or distributed to a recipient in respect of a dividend equivalent right, the recipient will recognize ordinary income equal to the fair market value of any property distributed and/or the amount of any cash distributed, and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. The Company may withhold amounts from grantees to satisfy withholding tax requirements. Subject to guidelines established by the Compensation Committee, grantees may have our common stock withheld from Awards or may tender our common stock to the Company to satisfy tax withholding requirements.

$1 Million Limit. Section 162(m) of the Code disallows a Federal income tax deduction for compensation in excess of $1 million per year paid to each of the Company’s chief executive officer, chief financial officer and its three other most highly compensated executive officers. Under tax law as in effect prior to 2018, compensation that qualified as “performance-based compensation” was not subject to the $1 million limit. However, effective January 1, 2018, this exemption has been repealed.

Section 409A. Section 409A of the Code imposes significant restrictions on deferred compensation and may impact on Awards under the VICI 2017 Stock Plan. If the Section 409A restrictions are not followed, a grantee could be subject to accelerated liability for tax on the non-complying award, as well as a 20% penalty tax. The VICI 2017 Stock Plan is intended to be exempt from or to comply with the requirements of Section 409A.

Tax Advice. The preceding discussion is based on Federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the VICI 2017 Stock Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the VICI 2017 Stock Plan. Grantees are encouraged to see their own legal, tax and accounting advice.

2017 Summary Compensation Table

This Summary Compensation Table summarizes the total compensation paid or earned by each of our named executive officers for the fiscal year ended December 31, 2017.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Edward B. Pitoniak Chief Executive Officer	2017	$170,096	$311,500	$1,750,000	(3)	$77,300	$2,308,896
Mary Beth Higgins Former Chief Financial Officer	2017	$117,308	$117,000	—		—	$234,308
John Payne President	2017	$281,538	$300,000	—		$3,462	$585,000

(1) The amounts in the stock awards column reflect the aggregate grant fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 of the consolidated financial statements of VICI Properties Inc. included in our 2017 Annual Report.

(2) The amounts set forth in this column consist of a relocation bonus of $75,000 for Mr. Pitoniak and company matching contributions of $2,300 and $3,462 for Mr. Pitoniak and Mr. Payne, respectively, under our 401(k) plan.

(3) Pursuant to Mr. Pitoniak’s employment agreement entered into on October 6, 2017, Mr. Pitoniak was granted common stock with a fair value of $1,250,000 on October 6, 2017 (84,746 shares) that vests at the rate of 25% on each of the first four anniversaries of the grant date (“Initial Equity Grant”) and common stock with a fair value of $500,000 (24,951 shares) that was fully vested at grant (“2017 Incentive Grant”). Per the terms of Mr. Pitoniak’s employment agreement, the Initial Equity Grant was valued based on an independent appraisal of the value of the Company’s common stock as of October 6, 2017, which appraisal was approved by the Board of Directors in February 2018. Pursuant to Mr. Pitoniak’s employment agreement, the 2017 Incentive Grant was valued as of January 15, 2018 and, in accordance with FASB ASC Topic 718, was fully expensed on October 6, 2017, the date of service inception. The Initial Equity Grant shares and the 2017 Incentive Grant shares were issued on February 26, 2018.

Narrative Disclosure to 2017 Summary Compensation Table

The 2017 Summary Compensation Table includes 2017 cash and equity compensation for our Chief Executive Officer, our former Chief Financial Officer and our President and Chief Operating Officer. The base salary amounts shown represent the pro rata amounts that were paid to these executives based on the time they actually served in these roles (October 6, 2017 through December 31, 2017). The equity compensation, which was paid in 2018, represents an initial equity bonus and a 2017 equity bonus to Mr. Pitoniak, both of which are based on the terms of his employment agreement. The bonus amounts shown represent the contractually negotiated bonus amounts to be paid for the year. All Other Compensation includes a relocation bonus for Mr. Pitoniak and company matching contributions under our 401(k) plan for Messrs. Pitoniak and Payne.

Grant of Plan-Based Awards

The following table sets forth information regarding the grants of restricted stock for 2017 to each of our named executive officers.

Name	Grant date	All Other Stock Awards: Number of shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Edward B. Pitoniak (1)	October 6, 2017	109,697	$1,750,000
Mary Beth Higgins	-	-	-
John Payne	-	-	-

(1) Pursuant to Mr. Pitoniak’s employment agreement entered into on October 6, 2017, Mr. Pitoniak was granted common stock with a fair value of $1,250,000 on October 6, 2017 (84,746 shares) that vests at the rate of 25% on each of the first four anniversaries of the grant date (“Initial Equity Grant”) and common stock with a fair value of $500,000 (24,951 shares) that was fully vested at grant (“2017 Incentive Grant”). Per the terms of Mr. Pitoniak’s employment agreement, the Initial Equity Grant was valued based on an independent appraisal of the value of the Company’s common stock as of October 6, 2017, which appraisal was approved by the Board of Directors in February 2018. Pursuant to Mr. Pitoniak’s employment agreement, the 2017 Incentive Grant was valued as of January 15, 2018 and, in accordance with FASB ASC Topic 718, was fully expensed on October 6, 2017, the date of service inception. The Initial Equity Grant shares and the 2017 Incentive Grant shares were issued on February 26, 2018.

Potential Payments Upon Termination Occurring on December 31, 2017, Including in Connection With a Change In Control

The table below provides our best estimate of the amounts that would be payable (including the value of certain benefits) to each of our named executive officers had a termination hypothetically occurred on December 31, 2017 under various scenarios, including a termination of employment associated with a change in control. The table does not include payments or benefits under arrangements available on the same basis generally to all other eligible employees of the Company. The potential payments were determined under the terms of each named executive officer’s employment agreement in effect on December 31, 2017 and in accordance with our plans and arrangements in effect on December 31, 2017. We also retain the discretion to provide additional payments or benefits to any of our named executive officers upon any termination of employment or change in control. This table includes equity grants that were contractually committed but that have not yet been made. The equity included has been stated at the contractually intended grant date values.

Name	Termination (a) for Cause, (b) without Good Reason or (c) due to non-renewal by the executive ($)	Termination (other than in connection with a Change in Control), (a) without Cause (other than by reason of death or disability) by us, (b) for Good Reason or (c) due to non- renewal by us ($)	Termination in connection with a Change in Control ($)	Death or Disability ($)
Edward B. Pitoniak
Cash Severance	—	$2,062,500	$2,750,000	—
Annual Bonus	—	$811,500	$811,500	$811,500
Equity Awards (Intrinsic Value)
Unvested Restricted Stock(1)	—	$1,250,000	$1,250,000	$1,250,000
Mary Beth Higgins(2)
Cash Severance	—	$1,083,000	$1,083,000	—
Annual Bonus	—	$117,000	$117,000	$117,000
Equity Awards (Intrinsic Value)
Unvested Restricted Stock	—	—	—	—
John Payne
Cash Severance	—	$3,314,234	$3,314,234	—
Annual Bonus	—	$300,000	$300,000	$300,000
Equity Awards (Intrinsic Value)
Unvested Restricted Stock	—	—	—	—

(1) Reflects the grant date fair value of stock awards granted during the year in accordance with FASB ASC Topic 718. Assumptions used in the calculations of these amounts are set forth in Note 2 to the consolidated financial statements included in our 2017 Annual Report. These shares will vest in full upon termination of employment.

(2) In connection with Ms. Higgins’ separation from service on December 31, 2017, Ms. Higgins is entitled to receive $1,083,000 in accordance with the terms of the separation agreement between us and Ms. Higgins.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE THE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with SEC rules, we are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which disclosures include the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

We believe that the Company has created a compensation program deserving of stockholder support. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry. As we are a newly formed company that had not conducted operations until the Formation Date, the compensation paid to our executive officers in 2017 included certain one-time and/or guaranteed bonuses and equity awards that is not necessarily indicative of the compensation payable to those executives in the future. Our compensation arrangements going forward will be designed to reward our executives for achieving both short- and long-term performance goals that are aimed at driving increases in our equity value. These arrangements seek to align the interests of our executives with those of our stockholders through heavy reliance on short- and long-term performance-oriented incentive plans. Our Compensation Committee will review and consider this philosophy and may make adjustments as it determines necessary or appropriate. The principal objectives of our compensation philosophy and program are to:

●	attract, motivate, retain and reward the key leadership and managerial talent needed for our Company to achieve its goals and objectives;
●	align the interests of our executives and stockholders through the use of performance-based annual cash incentive compensation and service and performance-based long-term equity incentive compensation; and
●	ensure line-of-sight between key performance measures that are indicative of company growth and gains in value and actual results.

Please read “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the fiscal year 2017 compensation of our named executive officers.

The Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in its Proxy Statement for its 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ the compensation tables and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.”

Approval of this non-binding, advisory “Say-on-Pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting at which a quorum is present.

The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect any compensation already paid or awarded to any named executive officer, and it will not be binding on or overrule any decisions by our Board of Directors or our Compensation Committee. Nevertheless, our Board of Directors highly values input from our stockholders, and our Compensation Committee will carefully consider the results of this vote when making future decisions about executive compensation. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY

OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking for an advisory vote on the frequency with which say-on-pay votes, similar to Proposal 3, in this Proxy Statement, should be held in the future. This advisory vote is commonly referred to as “Say-on-Frequency.” Stockholders may vote to indicate their preference for conducting a say-on-pay vote every:

●	One year;
●	Two years; or
●	Three years.

The Board of Directors has determined that holding a say-on-pay vote every year is the most appropriate alternative for the Company. In recommending an annual advisory vote on executive compensation, the Board of Directors concluded that an annual vote provides the highest level of accountability by allowing our stockholders to provide us with timely feedback on our compensation policies and practices as disclosed in the proxy statement every year. Additionally, an annual say-on-pay vote is consistent with our general policy of seeking regular input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.

Because this proposal is advisory, it will not be binding on the Company, and the Board of Directors may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. However, the Board of Directors values our stockholders’ opinions and the Board of Directors will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

The affirmative vote of a majority of the votes cast is required for approval, on a non-binding advisory basis, of the frequency of holding the say-on-pay vote in the future. Since stockholders have several voting choices, it is possible that no single choice will receive a majority of the votes cast. The option (every year, two years or three years) that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected, on a non-binding advisory basis, by the stockholders. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU SELECT EVERY “ONE YEAR” ON THE ADVISORY PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

AUDIT & FINANCE COMMITTEE REPORT

The following is a report by the Audit & Finance Committee of our Board of Directors regarding the responsibilities and functions of the Audit & Finance Committee. This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

Management is responsible for the Company’s internal controls and financial reporting process. Deloitte, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue its report thereon. The Audit & Finance Committee monitors and oversees these processes. The Audit & Finance Committee approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to our Board of Directors.

The Audit & Finance Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company’s independent auditor, Deloitte, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

We reviewed and discussed with management, the internal auditor and Deloitte the audited financial statements. We discussed with Deloitte matters that independent registered public accounting firms must discuss with audit committees under standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T. Deloitte also provided to the Audit & Finance Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit & Finance Committee concerning independence and represented that it is independent from the Company. Based on our review and the discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2017 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Members of the Audit & Finance Committee:2

Eugene I. Davis (Chair)

Eric L. Hausler

Elizabeth I. Holland

2 The three directors listed above were the members of the Audit & Finance Committee who participated in the review, discussions and recommendation with respect to the Audit & Finance Committee Report for fiscal year 2017 (as well as the Company’s audited consolidated financial statements for the year ended December 31, 2017, which were previously included in our Form 10-K filed with the SEC on March 28, 2018).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table lists the fees for services rendered by our independent registered public accounting firm for the year ended December 31, 2017.

Type of Fees	Total
Audit Fees (1)	$ 2,055,500
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total	$ 2,055,500

(1) Audit fees include:

●	audit of the Company’s annual financial statements, including the audits of various subsidiaries’ financial statements;

●	Sarbanes-Oxley Section 404 services;

●	consents and other services related to SEC matters; and

●	related out-of-pocket expenses.

Pre-Approval Policies and Procedures of our Audit & Finance Committee

Our Audit & Finance Committee must pre-approve all audit services and permissible tax and non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit & Finance Committee, the Audit & Finance Committee delegates pre-approval authority of permissible tax and non-audit services to the chair of the Audit & Finance Committee or a subcommittee thereof. The chair must report any such pre-approval decisions to the Audit & Finance Committee at its next regularly scheduled meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by these persons during 2017.

Based solely on a review of the copies of the forms received and written representations, we believe that our executive officers, directors and persons who own more than 10% of a registered class of our equity securities have timely filed all reports required Section 16(a) of the Exchange Act during 2017.

List of Stockholders

A list of our stockholders entitled to vote at our Annual Meeting will be available at our Annual Meeting and at least ten days prior to our Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our offices in 430 Park Avenue, 8th Floor, New York, New York 10022.

Annual Report

The Company’s 2017 Annual Report is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

Changing the Way You Receive Proxy Materials in the Future

Instead of receiving a Notice of Availability in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper Proxy Card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Availability in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice Availability in the mail. If you received a paper copy of the proxy materials or the Notice of Availability in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022, Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your Notice of Availability to sendmaterial@proxyvote.com, via the Internet at www.proxyvote.com, or by telephone at 1-800-579-1639. Your election will remain in effect until you change it.

Householding of Proxy Materials

Registered and street-name stockholders who reside at a single address receive only one annual report and proxy statement at that address unless a stockholder provides contrary instructions. This practice is known as “householding” and is designed to reduce duplicate printing and postage costs. However, if a stockholder wishes in the future to receive a separate annual report or proxy statement, he or she may contact Broadridge Financial Solutions at 1-866-540-7095, or in writing at Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this Proxy Statement or our 2017 Annual Report, we will send a copy to you promptly if you address your written request to the Office of the Corporate Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022, or emailing corporate.secretary@viciproperties.com. Stockholders can request householding if they receive multiple copies of the annual report and proxy statement by contacting Broadridge Financial Solutions at the address above.

Stockholder Proposals for 2019 Annual Meeting

Stockholder proposals intended to be presented at the 2019 annual meeting of stockholders must be received by our Secretary no later than February 21, 2019 in order to be considered for inclusion in our proxy statement relating to the 2019 meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, VICI Properties Inc., 430 Park Avenue, 8th Floor, New York, New York 10022.

For a proposal of a stockholder to be properly presented at the 2019 annual meeting of stockholders, including nominations for inclusion in the proxy statement, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, the stockholder must give timely notice thereof in writing to the Secretary of the Company and any such other business must otherwise be a proper matter for action by the stockholders. To be timely under our current bylaws, the notice must be delivered to our Secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not earlier than the 150th day (January 22, 2019) nor later than 5:00 p.m., Eastern Time, on the 120th day (February 21, 2019) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the previous year, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting, as originally noticed, or the tenth day following the day on which public announcement of the date of such meeting is first made. Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a director at an annual meeting of stockholders, or to introduce an item of business at such meeting. A stockholder must notify our Secretary in writing of the director nominee or the other business.

Other Matters to Come Before the 2018 Annual Meeting

Our Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

* * * * *

By Order of the Board of Directors,

Samantha Sacks Gallagher

Executive Vice President, General Counsel

and Secretary

June 21, 2018

New York, New York

VOTE BY INTERNET—www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/30/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/30/2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VICI PROPERTIES INC. 430 PARK AVENUE 8TH FLOORNEW YORK, NY 10022TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR all of the nominees listed below: nominee(s) on the line below.    0 0 01. Election of Directors    Nominees01 James R. Abrahamson 02 Diana F. Cantor 03 Eugene I. Davis 04 Eric L. Hausler 05 Elizabeth I. Holland06 Craig Macnab 07 Edward B. Pitoniak 08 Michael D. Rumbolz The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for    0 0 0    the fiscal year ending December 31, 2018.3    To approve (on a non-binding, advisory basis) the compensation of our named executive officers.    0 0 0The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain4    To recommend (on a non-binding, advisory basis) the frequency of holding stockholder advisory votes on named 0 0 0 0    executive officer compensation. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof.00000000000 20000384759_1    R1.0.1.17Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SHARES CUSIP # JOB # SEQUENCE #Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.comVICI PROPERTIES INC. Annual Meeting of Stockholders July 31, 2018 10:00 AM EST This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Edward B. Pitoniak and David A. Kieske, and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VICI PROPERTIES INC. that the stockholder(s) is/are entitled to vote at the annual meeting of stockholder(s) to be held at 10:00 AM, EST on July 31, 2018, at the InterContinental New York Barclay Hotel, 111 E. 48th Street, New York, NY 10017, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, with respect to proposals 1 through 4, and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof).    R1.0.1.17 _ 2 0000384759Continued and to be signed on reverse side